UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

Lounsberry Holdings III, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51379	51-0539830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Everett Drive; Suite A-20; West Windsor Professional Center, Princeton Junction, NJ	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(609) 799-1889

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2006, Lounsberry Holdings III, Inc. (the “Company”) entered into an agreement pursuant to which the Company acquired all of the equity of Guangzhou Konzern Medicine Co. Ltd., a Chinese company (“Konzern”). Pursuant to the Exchange Agreement, the Company issued 6,530,000 shares of common stock to the owners of Konzern.

In connection with the acquisition of Konzern, the Company entered into:

(a) A preferred stock purchase agreement (the “Preferred Stock Agreement”) with Barron Partners LP, Ray and Amy Rivers, JTROS, Steve Mazur and William M. Denkin pursuant to which Barron Partners invested $3,300,000 and the other three investors each invested $200,000. We issued an aggregate of 3,120,000 shares of a newly-created series of preferred stock, designated as the series A convertible preferred stock, and warrants to purchase an aggregate of 7,389,476 shares of common stock. The series A preferred stock is convertible into 3,120,000 shares of common stock.

(b) A stock redemption agreement with Capital Markets Advisory Group, LLC (“Capital Markets”), the Company’s principal stockholder, pursuant to which the Company purchased 928,000 shares of common stock from Capital Markets for $200,000, using the proceeds from the Preferred Stock Agreement.

Preferred Stock Agreement

Pursuant to the Preferred Stock Agreement:

•
The Company sold to the investors for $3,900,000, (i) 3,120,000 shares of series A preferred stock and warrants (the “Investor Warrants”) to purchase 3,694,738 shares of common stock at an exercise price of $1.75 per share, 3,694,738 shares of common stock at an exercise price of $2.50 per share. The terms of the series A preferred stock are set forth in “Item 5.03. Amendments to Articles of Incorporation or By-laws; Changes in Fiscal Year.”

•
The Company agreed that, within 60 days from the closing date, February 8, 2006, it will have appointed such number of independent directors that would result in a majority of its directors being independent directors, that the audit committee would be composed solely of independent directors and the compensation committee would have a majority of independent directors. Failure of the Company to meet these requirements would results in the imposition of liquidated damages which are payable in cash or additional shares of series A preferred stock.

•
The Company and investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of the series A preferred stock and exercise of the Investor Warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of series A preferred stock.

•
The Certificate of Designation and the Investor Warrants provide that the series A preferred stock cannot be converted and Investor Warrants cannot be exercised if such conversion or exercise would result in the holder and its affiliates of more than 4.9% of the then outstanding number of shares of common stock on such date. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3. This limitation may not be modified or waived.

•
The Company’s board of directors approved and agreed to submit to the Company’s stockholders for their approval, an amendment to the Company’s certificates of incorporation to provide that the terms and conditions of any rights, options and warrants approved by the board of directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Company (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.

•
The warrants issued to the investors have a term of five years. The warrants provide for adjustments if the Company does not meet certain financial targets. A similar provision is included in the certificate of designation for the series A preferred stock.

o
In the event that our earnings before interest, taxes, depreciation and amortization for the year ended December 31, 2005 is less than $5,650,000, the exercise price of the warrant is reduced by the percentage shortfall, up to a maximum of 30%.

o
In the event our pre-tax income, as defined, per share of common stock for 2006, is less than $0.40 per share, the Exercise Price shall be reduced proportionately by up to 50%. The exercise price will be reduced by 50% if pre-tax income per share $0.20 per share or lower.

•
The warrants also provide that, with certain exceptions, if the Company issues common stock at a price, or warrants or other convertible securities with an exercise or conversion price which is less than the exercise price of the warrants, the exercise price of the warrants will be reduced to the sales price, exercise price or conversion price, as the case may be, of such other securities.

•	The Company also reimbursed Barron Partners for its due diligence and other expenses in the amount of $50,000.

Exchange Agreement

Pursuant to the Exchange Agreement, the Company issued 3,265,000 shares of common stock to Senshan Yang, 2,612,000 shares Minhua Liu and 653,000 shares to Junhua Liu. Mr. Senshan Yang and Ms. Minhua Liu were chief executive officer and executive vice president of Konzern and they were elected to such positions with the Company.

The shares issued pursuant to the Exchange Agreement are subject to an 18 month lock-up, and the stockholders hold demand and piggyback registration rights subsequent to June 30, 2006.

Stock Redemption Agreement

Pursuant to an agreement dated February 8, 2006, between the Company and Capital Markets, the Company’s principal stockholder, the Company purchased 928,000, constituting 90.2% of the then outstanding shares of the Company’s common stock, from Capital Markets for $200,000. The purchase price was paid from the proceeds of the sale of series A preferred stock to the investors. In connection with that agreement, the Company agreed to include all of the then-outstanding shares of common stock in the first registration statement that the Company files after the closing.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10SB.

Part I

Item 1. Description of Business

SUMMARY

On February 8, 2006, the Company acquired the stock of Konzern pursuant to the Exchange Agreement, which is described under “Item 1.01. Entry into a Material Definitive Agreement.”

References to “we,” “us,” “our” and similar words refer to the Company and, where applicable, Konzern, which became a wholly-owned subsidiary of the Company, unless the context indicates otherwise. Prior to the effectiveness of the reverse acquisition these terms refer to Konzern.

We are a distributor of medical products, including, traditional Chinese medicine (finished medicine made of Chinese herbs), Chinese herbs and nutritional supplements. We purchase our products from Chinese drug manufacturers, and we are the manufacturer’s sole distributor in the People’s Republic of China (“PRC”) for our five largest suppliers. Our five largest suppliers, which were the same in each period, accounted for 69% of our purchases in the nine months ended September 30, 2005, 74% of our purchases for the year ended December 31, 2004, and 34% of our purchases for the year ended December 31, 2003. Our agreements with our suppliers generally have a term of one year and provide that the suppliers will provide us with the products we order. None of our supply agreements has any minimum purchase requirements on our part. However, we are frequently required to make a significant down-payment when we place an order. Our customers are typically wholesale medical products companies, hospitals and retail drug stores. Our five largest customers accounted for 70% of our revenue for the nine months ended September 30, 2005 and 37% of our revenue for the year ended December 31, 2004.

Prior to 2004, we did not engage in any research and development activities. Commencing in 2004, we commenced a research and development program in cooperation with the pharmaceutical department of Nanhua University. As a result of these efforts we have developed twelve products which we believe are based on new technologies.

Prior to July 25, 2000, our business was conducted as a state-owned medicine company in Guangzhou, PRC. On July 25, 2000, we were privatized, in a transaction by which our principal stockholders acquired the equity in our company.

Organization; Merger

On February 8, 2006, pursuant to the Exchange Agreement, Konzern became our wholly-owned subsidiary and the Konzern owners received 6,530,000 shares of common stock, as described under “Item 1.01 Entry into Definitive Material Agreement.” As a result, our business is the business of Konzern. The merger will be accounted for as a reverse acquisition. The accounting rules for reverse acquisitions require that beginning with the date of the acquisition, February 8, 2006, our balance sheet includes the assets and liabilities of Konzern and its equity accounts were recapitalized to reflect the net equity of Konzern. In the future, our historical operating results will be the operating results of Konzern.

Konzern is an entity known as a wholly owned foreign enterprise, known as a WOFE, under the laws of the PRC. Its organization is similar to that of a limited liability company under United States law. Konzern’s term of existence is for a period of 20 years, based on the date on which a business license was issued. Konzern’s existence, unless extended, will terminate on September 2, 2024. Prior to July 25, 2000, our business was conducted as a state-owned medicine company in Guangzhou, PRC. On July 25, 2000, we were privatized, in a transaction by which our principal stockholders acquired the equity in Konzern. Konzern’s executive offices are located at Room 702 Guangri Mansion No. 8, South Wuyang Xin Chengsi, Guangzhou, China telephone 011 8620-87372231. Konzern’s website is www.konzern.com.cn. Information on Konzern’s website or any other website is not part of this current report on Form 8-K.

The Company is a Delaware corporation, organized in 2005. Its executive offices are located at 51 Everett Drive; Suite A-20; West Windsor Professional Center, Princeton Junction, NJ 08550, telephone (609) 799-1889.

RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Risks Associated with Companies Conducting Business in the PRC

Because the scope of our business license is limited, we may need government approval to expand our business.

We are a wholly-owned foreign enterprise, commonly known as a WOFE. The scope of our business is narrowly defined for all businesses in China and the WOFE can only conduct business within its approved business scope, which ultimately appears on the business license. Our license permits us to operate as a distributor of drugs. Any amendments to the scope of our business requires further application and government approval. Inevitably, there is a negotiation with the approval authorities to approve as broad a business scope as is permitted, and we cannot assure you that we will be able to obtain the necessary government approval for any change or expansion of our business.

If we are not be able to protect our intellectual property rights, our business may be impaired.

We have developed proprietary products, which are based on formulation and know-how developed by us, either by ourselves or pursuant to agreements with others. All of our products are manufactured by others. The protection of intellectual property in the PRC is weak, and we cannot give any assurance that we will be able to protect our intellectual property rights. The value of our proprietary products, and our ability to generate revenue from these products, would be severely impaired if we are not able to protect our rights in these products.

If the PRC enacts regulations which forbid or restrict foreign investment, our ability to grow may be severely impaired.

We intend to expand our business both by increasing our product range and making acquisitions of companies primarily in the pharmaceutical and related industries. In addition, we may seek to manufacture our own products. Many of the rules and regulations that we would face are not explicitly communicated, and we may be subject to rules that would affect our ability to grow, either internally or through acquisition of other Chinese or foreign companies. There are also substantial uncertainties regarding the proper interpretation of current laws and regulations of the PRC. New laws or regulations that forbid foreign investment could severely impair our businesses and prospects. Additionally, if the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our Internet related business.

Any deterioration of political relations between the United States and the PRC could impair our operations.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential acquisition candidates or their goods and services to become less attractive. Such a change could lead to a decline in our profitability. Any weakening of relations between the United States and the PRC could have a material adverse effect on our operations.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Under its current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. In addition, although the government of the PRC has in recent years implemented measures emphasizing the reduction of state ownership of productive assets, a substantial portion of productive assets in the PRC remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of State-owned Land Use Rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our future expansion, especially if we seek to commence manufacturing operations. The government of the PRC also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of OECD member countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government may impose price controls. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, an international group of member countries sharing a commitment to democratic government and market economy. For instance:

•	the level of state-owned enterprises in the PRC, as well as the level of governmental control over the allocation of resources is greater than in most of the countries belonging to the OECD;
•	the level of capital reinvestment is lower in the PRC than in other countries that are members of the OECD;
•	the government of the PRC has a greater involvement in general in the economy and the economic structure of industries within the PRC than other countries belonging to the OECK; and
•
the PRC has various impediments in place that make it difficult for foreign firms to obtain local currency, as opposed to other countries belonging to the OECD where exchange of currencies is generally free from restriction.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of the OECD member countries.

Because some of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

Two of our directors and officers, including our chief executive officer, chief operating officer and chief financial officer reside outside of the United States and substantially all of our assets are located outside of the United States. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws.

We may have limited legal recourse under Chinese law if disputes arise under contracts with third parties.

Almost all of our agreements with our employees and third parties, including our supplier and customers are governed by the laws of the PRC. The legal system in the PRC is a civil law system based on written statutes. Unlike common law systems, such as we have in the United States, it is a system in which decided legal cases have little precedential value. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance or to seek an injunction under Chinese law are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with the United States Foreign Corrupt Practices Act could adversely impact our competitive position and subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If the United States imposes trade sanctions on the PRC due to its current currency, export or other policies, our ability to succeed in the international markets may be diminished.

The PRC currently “pegs” its currency to the United States dollar. This means that each unit of Chinese currency has a set ratio for which it may be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. This policy is currently under review by policy makers in the United States. Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving exporters an unfair advantage and making its imports expensive. There is increasing pressure for the PRC to change its currency policies to provide for its currency to float freely on international markets. As a result, Congress is considering the enacting legislation which could result in the imposition of quotas and tariffs. If the PRC changes its existing currency policies or if the United States or other countries enact laws to penalize the PRC for its existing currency policies, our business may to be adversely affected. Further, we cannot predict what action the PRC may take in the event that the United States imposes tariffs, quotas or other sanctions on Chinese products. Even though we do not sell products into the United States market, it is possible that such action by the PRC may nonetheless affect our business since Lounsberry is a United States company.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively.

We are subject to the PRC’s rules and regulations on currency conversion. Although, as a WOFE, we are permitted to convert Chinese currency, the Renminbi (People’s currency) into United States dollars for remittance to our United States parent, we cannot assure you that we will continue to have government approval to remit United States dollars to our United States parent. Any restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC. Conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the regulatory authorities of the PRC will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

Fluctuations in the exchange rate could have a material adverse effect upon our business.

We conduct our business in the Renminbi. To the extent our future revenue may be denominated in foreign currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results. To date, we have not engaged in any hedging transactions in connection with our international operations.

A downturn in the economy of the PRC may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, such as bird flu, could adversely affect our business.

A renewed outbreak of SARS or another widespread public health problem, including bird flu, in China, where all of our revenues are derived, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our offices which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the economy of the PRC.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

If certain tax exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct corporate withholding taxes from any dividends we may pay in the future.

Under the PRC’s current tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect dividends paid to stockholders outside of the PRC. However, if the foregoing exemption is removed, we may be required to deduct certain amounts from any dividends we pay to our stockholders.

Risks Associated with our Business

Because we are dependent upon a small number of suppliers or customers, the loss of a major customer could impair our ability to operate profitably.

Our five largest suppliers accounted for 69% of our purchases in the nine months ended September 30, 2005 and 74% of our purchases for the year ended December 31, 2004. Our five largest customers accounted for 70% of our revenue for the nine months ended September 30, 2005 and 37% of our revenue for the year ended December 31, 2004. Our agreements with our suppliers and customers generally have a term of not more than one-year. None of our supply agreements has any minimum purchase requirements on our part. Our contracts with our customers do not provide for minimum purchases, and our customers are not restricted from purchasing competitive products from others. As a result, the loss of any significant supplier or customer could materially impair our ability to operate profitably.

We may face liability claims from users of our products.

As the distributor of drugs and other medical products, we may be subject both to liability in the event that people who use our products suffer side effects for the use of our products and to any government requirement that we recall one or more of our products, either of which could result in expenses that could result of our inability to operate profitably.

As a result of the reverse acquisition, our expenses will increase significantly.

As a result of the reverse acquisition, our ongoing expenses have increased significantly, including expenses in compensation to our officers, additional expenses relating to the anticipated hiring of a chief financial officer, ongoing public company expenses, and obligations incurred in connection with the reverse acquisition. Our failure to generate sufficient revenue and gross profit could result in reduced profits of losses as a result of the additional expenses.

Because we are dependent on our management, the loss of key executive officers or a key consultant and the failure to hire additional qualified key personnel could harm our business.

Our business is largely dependent upon the continued efforts of the our chief executive officer, Senshan Yang and our executive vice president, Minhua Liu, both of whom are also directors. We do not have a long-term contract with any of our offices except other than Ms. Liu. The loss of either of these officers could have a material adverse effect upon our ability to operate profitably.

We may not be able to continue to grow through acquisitions.

An important part of our growth strategy is to expand our business and to acquire other businesses. Such acquisitions may be made with cash or our securities or a combination of cash and securities. If our stock price is less than the exercise price of the outstanding warrants, it is not likely that that warrants will be exercised. To the extent that we require cash, we may have to borrow the funds or sell equity securities. The issuance of equity, if available, would result in dilution to our stockholders. We have no commitments from any financing source and we may not be able to raise any cash necessary to complete an acquisition. If we fail to make any acquisitions, our future growth may be limited. As of the date of this current report on Form 8-K, we do not have any agreement or understanding, either formal or informal, as to any acquisition.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our operating results in future periods may vary from quarter to quarter, and, as a result, we may fail to meet the expectations of our investors and analysts, which may cause our stock price to fluctuate or decline.

Our revenue and operating results have fluctuated from quarter to quarter significantly in the past. We expect that fluctuations in both revenue and net income will continue due to a variety of factors, many of which are outside of our control. Due to the risks discussed in this current report on Form 8-K, you should not rely on period-to-period comparisons of our results of operations as an indication of future performance.

Certain of our stockholders control a significant amount of our common stock.

Approximately 88.5% of our outstanding common stock is owned by the former owners of Konzern, including our chief executive officer and executive vice president, both of whom are also directors, and they presently have the voting power to elect all of the directors and approve any transaction requiring stockholder approval.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-KSB. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-KSB for our fiscal year ending December 31, 2006. If we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as of December 31, 2006 and future year ends as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

Because of both the absence of a public market for our common stock, the terms of our recent private placement and the number of outstanding warrants and the exercise price and other terms on which we may issued common stock upon exercise of the warrants, it may be difficult for us to raise additional capital if required for our present businesses and for any planned expansion. We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a reduction of the conversion price of the series A preferred stock and exercise price of the warrants held by the investors in our February 2006 private placement.

Because our board of directors does not have a majority of independent directors, even if a market for our stock develops, we may be unable to generate any interest in our common stock.

In general, investors, particularly institution investors, do not invest in companies that do not have an independent board of directors, a view which is more notable for companies whose stock is not traded on the Nadasq Stock Market or is listed on the New York or American Stock Exchange. Further, our failure to have a board of directors with at least a majority of independent directors within 60 days from the closing could result in our obligation to pay liquidated damages under our agreement with the investors in the February 2006 private placement.

If we fail to achieve certain financial results, we will be required to issue more shares of common stock upon conversion of the series A preferred stock or exercise of the warrants.

Both the series A preferred stock and the warrants issued in the February 2006 private placement have antidilution provisions which increase the number of shares issuable upon conversion of the series A preferred stock and reduce the exercise price of the warrants. If either or both of these adjustments are triggered, the investors in the February 2006 private placement will receive, on such exercise or conversion, a larger number of shares of common stock, which will increase their percentage interest in our stock. We cannot assure you that there will not be such an adjustment.

Risks Associated with Investing in our Common Stock

There is no trading market for our common stock.

Although our common stock is registered pursuant to the Securities Exchange Act of 1934, as amended, there is no market for our common stock and we cannot give any assurance that there will ever be a market for our common stock. We do not anticipate that a market for our common stock will develop, if at all, until we register shares of common stock pursuant to the Securities Act of 1933. We are required to register the shares of common stock that (i) are issuable upon conversion of the series A preferred stock and exercise of the warrants that were issued in our February 2006 private placement and (ii) the 100,000 shares of common stock that were outstanding prior to the February 2006 private placement. If a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below analysts’ expectations;

•	general economic slowdowns;

•	matters affecting the economy of the PRC and the relationship between the United States and the PRC;

•	changes in market valuations of both similar companies and companies whose business is primarily or exclusively in the PRC;

•	sales of large blocks of our common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of internationally-based companies.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors has and in the future may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the series A restricts our ability to issue additional series of preferred stock, we may issue such shares in the future.

Shares may be issued pursuant to our stock plans which may affect the market price of our common stock.

We may issue stock upon the exercise of options or pursuant to stock grants covering a total of 1,575,000 shares of common stock pursuant to our 2006 long-term incentive plan, under which options to purchase 430,000 shares of common stock at $1.25 per share are outstanding. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market as a result of Sarbanes-Oxley require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted all of these measures. Because none of our directors are independent directors, we do not have independent audit or compensation committees. We also are not in compliance with requirements relating to the distribution of annual and interim reports, the holding of stockholders meetings and solicitation of proxies for such meeting and requirements for stockholder approval for certain corporate actions. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We do not anticipate paying dividends on our common stock.

We are prohibited from paying dividends on our common stock while the series A preferred stock is outstanding.

Because there is no public market for our common stock, you may have difficulty selling common stock that you own.

Although we are registered pursuant to the Securities Exchange Act of 1934, we have approximately 40 stockholders and there is no public market for our common stock. None of the presently outstanding shares of common stock may be sold except pursuant to an effective registration statement. We have agreed to file a registration statement to enable our stockholders to sell their shares, neither the filing of a registration statement nor the effectiveness of the registration statement will assure a public market for out common stock. Accordingly we cannot assure you that there will be any public market for our common stock.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

If a public market develops for our common stock and if our stock price is less than $5.00 per shares, our stock would be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. These rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us, including this current report on Form 8-K, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Fluctuations in our operating results and announcements and developments concerning our business affect our stock price.

Historically, there has been volatility in the market price for common stock of companies such as us. Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the termination or expiration of existing license agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially. Further, since a majority of our operating expenses, particularly personnel and related costs, depreciation and rent, are relatively fixed in advance of any particular quarter, the underutilization of our technical personnel may cause significant variations in our operating results in any particular quarter and could result in losses for the quarter.

We cannot predict when or whether an active market for our common stock will develop.

In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The registration and potential sale by our stockholders of a significant number of shares could encourage short sales by third parties.

The number of shares of common stock that is subject to registration rights includes all of the 3,120,000 shares of common stock issuable on conversion of the series A preferred stock held by Barron Partners and the other investors in the February 2006 private placement, as well as the 7,389,476 shares of common stock issuable upon exercise of the warrants issued in the private placement is substantially in excess of our presently outstanding common stock. The significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If stockholders whose shares are being registered sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale the offered shares and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to the ability to conduct business in the PRC, product demand, our ability to diversify our client base, market and customer acceptance of our products, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

BUSINESS

We are a distributor of medical products, including, traditional Chinese medicine (finished medicine made of Chinese herbs), Chinese herbs and nutritional supplements. These products include both prescription drugs and over the counter drugs. We purchase our products from Chinese drug manufacturers, and we are the manufacturer’s sole distributor in the PRC for our five largest suppliers. We sell our products to wholesale distributors, hospitals and retail drug stores.

Our Products

With the growth of the Chinese economy, the demand for medical products is increasing. The Chinese population accounts for approximately 20% of the world’s population, and the Chinese people are focusing more on health and life, which we believe has resulted in an increased demand for all kind of medicines and nutritional supplements. The forecast by authoritative institution indicates that Chinese medical market value will be up to $75billion in 2010 and $120billion in 2020.

Although the market for western-type medicine, including antibiotics and other prescription drugs, there continues to be a great demand for Chinese medicines, which are medicines based on Chinese herbs, Chinese herbal products and nutritional supplements.

We sell more than 1,100 different products. Western-style drugs account for most of our sales, representing sales of approximately $6.1 million, or 73.8% of revenue for the nine months ended September 30, 2005, $7.8 million, or 75.3% of revenue for the year ended December 30, 2004, and $4.7 million, or 80.7% of revenue, for the year ended December 31, 2003.

We do not market or advertise our medical products for specific uses or conditions. The uses of our products described below are based on our understanding of the general uses of the medical products and the usages that have been approved by the State Food and Drug Administration Bureau.

Our five largest selling western-style drugs for the nine months ended September 30, 2005, together with the sales volume for the period, are:

•	Dian bi le, a liquid medication which is used for stomach radiography, which accounted for sales of approximately $2.0 million.

•	Levocarnitine, a prescription drug used for cardiac muscle disease, bone problem and high blood lipid which is given by injection, which accounted for sales of approximately $753,000.

•	SonoVue, which is used in ultrasound radiography, which accounted for sales of approximately $425,000.

•	Cinepazide maleate injection, which is used in the treatment of vascular sclerosis and accounted for sales of approximately $298,000.

•	Omeprazole enteric-coated capsules, which is used in the treatment of gastric ulcers and accounted for sales of approximately $229,000.

We do not have exclusive distribution rights to any of these products. Although these drugs are western-style drugs, they are not products which are sold in the United States or Europe, but are products that are used in the Chinese market.

Our five largest traditional Chinese medicines for the nine months ended September 30, 2005, together with the sales volume for the period, are:

•	Xue shuan tong, which is used for stroke and accounted for sales of approximately $480,000.

•	Qianbai biyan tablet, which is used for rhinitis and accounted for sales of approximately $290,000.

•	Qingre sanjie table, which is used for the common cold and accounted for sales of approximately $265,000.

•	Chuanbei piba gao, which is used for coughs and accounted for sales of approximately $151,000.

•	Zhachong shisanwei, which is used for the common cold and accounted for sales of approximately $122,000.

We also sell a range of Chinese herbs, which accounted for sales of approximately $134,000 for the nine months ended September 30, 2005, as well as a nutritional product, which accounted for nominal sales during that period.

Principal Suppliers

Our five largest suppliers, which were the same in each period, accounted for 69% of our purchases in the nine months ended September 30, 2005, 74% of our purchases for the year ended December 31, 2004, and 34% of our purchases for the year ended December 31, 2003. Our five largest suppliers are Shanghai Bracco Sine Pharmaceutical Corporation, Guangzhou Qixing Pharmaceutical Co., Ltd., Guangzhou Pharmaceutical Holdings Limited, Guangdong Shunfeng Pharmaceutical Co., Ltd., Guangxi Wuzhou Medicine Group Distribution Co., Ltd. Our agreements with our suppliers generally have a term of one year and provide that the suppliers will provide us with the products we order. None of our supply agreements has any minimum purchase requirements on our part. However, we are frequently required to make a significant down-payment when we place an order. The increase in the percentage of our purchases from our five largest suppliers results from the license requirements of the PRC. Some suppliers did not obtain necessary manufacturing licenses, which resulted in a concentration of drug manufacturing in a smaller number of companies. We believe that we have alternative suppliers for each of our products.

Marketing; Principal Customers

We have a staff of approximately 50 marketing and sales personnel. We do not sell to end users, and we do not advertise our products. We generate business by marketing directly to wholesale medical products companies, hospitals and retail drug stores, which constitute substantially all of our customers. We had a distribution network in place when Konzern was privatized in 2000, and we used this network as the basis of our current distribution network. We also market our products at two national medicine trade shows. We generally sell our products pursuant to one-year contracts, which do not include any minimum purchase requirements. Our five largest customers accounted for 70% of our revenue for the nine months ended September 30, 2005 and 37% of our revenue for the year ended December 31, 2004. These customers are all pharmaceutical companies. Only one customer, Guangdong Sanhong Medicine Co., Ltd., which accounted for sales of approximately $1.5 million, accounted for 10% or more of our sales for the nine months ended September 30, 2005.

Competition

Competition in the sale of medical products is intense. There are a large number of companies that have a license to sell medical products in China. We believe that our major competitors are Guangzhou Pharmaceuticals Corporation, Guangzhou Medicinal Company, Guangzhou Medicine Import and Export Corporation, Guangdong Pharmaceutical Co., Ltd., and Guangdong Medicinal Material Company, and many other companies, both larger and smaller than we are, sell medical products in China.

We have the sole distribution rights to medical products sold by our five largest suppliers, which we believe assists us in marketing our products. However, since other distributors offer comparable products, we believe that our ability to compete successfully is dependent upon such factors as price and the ability to provide timely delivery. We believe that our ability to develop proprietary products will improve our competitive position. However, we cannot assure you that we will be successful in developing business in the face of continuing competition.

Government Regulations

The operation of any business in the PRC, including the manufacture or distribution of drugs is subject to government regulations. These regulations cover a wide range of products from Chinese herbal products to pharmaceutical products which require a prescription. The manufacture and sale of drugs in the PRC is governed by the Drug Administration Law. We do not manufacture any drugs, but all of our drugs are manufactured at a facility which has received a permit to operate a drug manufacturing facility. As a distributor of drugs, we are required to obtain a permit from the drug regulatory department of the government of the province, autonomous region or municipality directly under the Central Government, where we are located. We have obtained a permit to operate as a distributor from Guangdong Food and Drug Administration. The Drug Administration Law also governs other aspects of the drug manufacturing and distribution business, including packaging, labeling, advertising and pricing. The Drug Administration Law and the Pricing Law of the PRC provide for the government to rationally fix and adjust the prices, in order to ensure that price is commensurate with quality, eliminate excessively high price, and protect the legitimate interests of users. In general, the prices of our products are determined by us and our customers on the basis of negotiation due to the fact that our customers are not the end user. We are required to operating in accordance with Good Supply Practice for Pharmaceutical Products, and we are subject to inspections organized by the local drug regulatory department of the people’s government of the province, autonomous region or municipality directly under the Central Government. Our business is the wholesale sale of drugs, and we have a certificate for the distribution business. In the event that we expand our business scope to manufacture the medicine, we will require a certificate for the manufacture of medicine.

The Drug Administration Law provides for penalties for manufacturing or distributing drugs without obtaining the necessary certificate. If a distributor does not distributes drugs without the certificate, the distributor shall be banned, the drugs illegally produced or sold and the illegal gains there from shall be confiscated, and the distributor shall also be fined not less than two times but not more than five times the value of the drugs (including the drugs sold and not sold, the same below). If a crime is constituted, criminal liabilities shall be investigated in accordance with law. The law has similar penalties for the sale of substandard or counterfeit drugs.

Before any new pharmaceutical product can be marketed it must undergo testing. The dossier on a new drug research and development including the manufacturing process, quality specifications, results of pharmacological and toxicological study, and the related data and the samples shall, in accordance with the regulations of the drug regulatory department under the State Council, be submitted to the said department for approval, before clinical trial is conducted. Measures for verifying the qualifications of clinical study institutions for drugs shall be formulated jointly by the drug regulatory department and the administrative department for health under the State Council. When a new drug has gone through clinical trials and passed the evaluation, a New Drug Certificate is issued upon approval by the drug regulatory department under the State Council.

In order to market a new drug, we must first obtain government approval for the clinical trial, as described in the preceding paragraph. The government authority issues a list of institutions who are qualified to conduct the clinical trial, and we would choose one from such list. If the results of the test are accepted by the State Food and Drug Administration, we must apply for a production license so that the drug can be produced at a licensed manufacturing facility. According to the relevant laws and regulations, the Drug Certificate may be revoked for the following reasons: the drug is found causing adverse pharmacological effects or harm to the health or other activities that violate the laws. The Drug Certificate sets forth the use of the drug.

Research and Development

Prior to 2004, we did not engage in any research and development activities. We intend to increase our efforts to develop proprietary products. Commencing in 2004, we commenced a research and development program in cooperation with the pharmaceutical department of Nanhua University. As a result of these efforts we have developed twelve products which we believe are based on new technologies. We also have an agreement with Guangzhou Laitai Pharmaceutical Co., Ltd. pursuant to which we finance the development by Laitai of some drugs, and upon approval from the State Food and Drug Administration, we will hold sole right of distribution of such drugs for ten years. We have patents pending for seven of our products. These patents are awaiting approval of the State Intellective Property Bureau of the PRC, and the products have been approved by the State Health Department. The patents are for products designed to treat the following conditions:

•	Yutian capsule, a preparation made of slug for use in treating lung cancer, chronic bronchitis and bronchial asthma.

•	Xiao Shu Oral Liquid, an oral medication designed to reduce the effects of heat exhaustion.

•	Qu Shi Qing Chang Du Oral Liquid, an oral medication to treat constipation.

•	Jian Pi Xiao Ji Oral Liquid, an oral medication to treat indigestion.

•	Bao Chu Dan Oral Liquid, an oral medication designed to improve kidney functions.

•	Niu Pi Tang oral medication to relieve tired and strained eyes.

•	A chewing gum which is designed to reduce the effects of radiation from the computer monitor and relieve tired and strained eyes.

We have production licenses for Yutian capsule, Xiao Shu Oral Liquid and Qu Shi Qing Chang Du Oral Liquid, although we have not yet commenced production.

We have a trademark for Konzern.

To the extent that we have patent protection, we cannot assure you that we will be able to enforce our intellectual property rights. The protection of intellectual property in the PRC is weak, and the value of our proprietary products, including our patents, and our ability to generate revenue from these products, would be severely impaired if we are not able to protect our rights in these products.

Employees

On January 31, 2006, we had approximately 80 employees, of whom 19 are executive and administrative, 11 are technical and 50 are marketing and sales.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion of the results of our operations and financial condition should be read in conjunction with the financial statements of Konzern and the related notes, which appear elsewhere in this Form 8-K. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see “Forward Looking Statements.”

Overview

Prior to July 25, 2000, our business was conducted as a state-owned medicine company in Guangzhou, the People’s Republic of China (PRC). On July 25, 2000, we were privatized, in a transaction by which our principal stockholders acquired the equity in our company. We are a distributor of medical products, including, traditional Chinese medicine (finished medicine made of Chinese herbs), Chinese herbs and nutritional supplements.

In February 2006, we received our business license to operate as a wholly-owned foreign enterprise, commonly known as a WOFE. We believe that the advantages of being a WOFE include greater Independence and freedom to implement the worldwide strategies of our United States parent company without having to consider the involvement of the Chinese partner, and the ability of converting Chinese currency into US dollars for remittance to our parent company outside China.

Our business is dependent upon our ability both to acquire our products and sell our products in the Chinese markets. We generally have one-year contracts with our suppliers and our customers. Our five largest suppliers, which were the same in each period, accounted for 69% of our purchases in the nine months ended September 30, 2005, 74% of our purchases for the year ended December 31, 2004, and 34% of our purchases for the year ended December 31, 2003. Our agreements with our suppliers generally provide that the suppliers will provide us with the products we order. None of our supply agreements has any minimum purchase requirements on our part. However, we are frequently required to make a significant downpayment when we place an order. Since we are the exclusive agents for the suppliers with respect to most of our medical products, we are not limited to any particular region, and we sell our products throughout China.

Our contracts with our customers do not provide for minimum purchases, and our customers are not restricted from purchasing competitive products from others. Our customers are typically wholesale medical products companies, hospitals and retail drug stores. Our five largest customers accounted for 70% of our revenue for the nine months ended September 30, 2005 and 37% of our revenue for the year ended December 31, 2004.

We have developed certain medical products for which we obtained a Medicine Production License from State Food and Drug Administration Bureau to manufacture these products. We sold the underlying technology and know-how for these products to drug manufacturers. The proceeds from the sales are shown as other operating income.

Under the laws of the PRC, we are required to have a license to distribute our products and our suppliers are required to have a license to sell the products to us. Both we and our suppliers have the required licenses. All of our suppliers and customers are in China.

Prior to 2004, we did not engage in any research and development activities. Commencing in 2004, we commenced a research and development program in cooperation with the pharmaceutical department of Nanhua University. Pursuant to our agreement with Nanhua, we design, supervise and participate in the research and development project at Nanhua University’s facilities. We incurred research and development expenses of approximately $315,000 during the nine months ended September 30, 2005 and approximately $528,000 in the year ended December 31, 2004. Our development effort has concentrated on potential new medical products for which we have received or have applications pending for patents. However, to date we have not generated any revenue from these new products.

Since our business in conducted in the PRC, all of our transactions are accounted for in Chinese Yuan. Our financial condition and the results of our operations, expressed in terms of United States dollars, is dependent upon the applicable currency exchange rate, which can change significantly from period to period.

Prior to the reverse acquisition, we made distributions to our stockholders in the amounts of $3.1 million for the nine months ended September 30, 2005 and $2.6 million for the year ended December 31, 2004.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States. We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual experience may differ from these estimates.

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable - During the normal course of business, we extend unsecured credit to our customers, and we review our accounts receivable on a regular basis to determine if the bad debt allowance is adequate at the end of the period. We record an allowance for bad debts that ranges from 0.3% to 1.0% our outstanding accounts receivable at the end of the period in accordance with generally accepted accounting principles in the PRC, and we consider that allowance to be reasonable at September 30, 2005 and December 31, 2004.

Intangibles - Under the Statement of Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” all goodwill and certain intangible assets determined to have indefinite lives will not be amortized, but will be tested for impairment at least annually. Other intangible assets will be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets.”

Revenue Recognition - We recognize revenue when all four of the following criteria are met: (i) persuasive evidence has been received that there is an enforceable agreement; (ii) the products have been delivered or the services have been performed; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. Payments received prior to the time that these criteria have been met are treated as deferred revenue.

Sales revenue represents the invoiced value of the goods, net of a value-added tax (VAT). All of our products that are sold in the PRC are subject to a VAT at the rate of 13% to 17% of the gross sales price. This VAT may be offset by VAT paid by us on raw materials and other materials included in the cost of producing our products.

Concentrations and Credit Risks - For the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003, all of our sales were to companies located in the PRC and all of our assets were located in the PRC. Our operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the Chinese government has pursued economic reform policies in the past, we cannot assure you that the Chinese government will continue to pursue such policies or that such policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China’s political, economic and social conditions. We can give no assurance that the Chinese government’s pursuit of economic reforms will be consistent or effective.

Research and Development Costs - Research and development cost are expensed as incurred. The cost of material and equipment acquired or constructed for research and development and have alternative future uses are classified as property and equipment and depreciated over their estimated useful lives.

Foreign Currency Translation - Our functional currency is the Chinese Yuan. Our financial statements are translated into United States dollars, using the exchange rates at the end of the period as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders’ equity as other comprehensive income.

The quotation of the exchange rates does not imply free convertibility. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China.

Approval by the People’s Bank of China or other institutions requires us to submit a payment application form together with invoices, shipping documents and signed contracts.

New Accounting Pronouncements

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. Management does not currently believe adoption will have a material impact on our financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. Our adoption of SFAS No. 151 is not currently expected to have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment,” which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things, that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee’s requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. As a result of the reverse acquisition, our adoption of SFAS No. 123(R) will result is compensation expense upon the grant of options or other equity-based incentives. Prior to the reverse acquisition we did not grant any options or other equity-based incentives.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. Our adoption of SFAS No. 153 is not expected to have a material impact on our financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of 2006. The adoption of this Interpretation is not expected to have a material effect on our financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. We do not expect that the adoption of SFAS No. 154 will have a material impact on our results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements” (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements’ useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. We are currently analyzing the proposed Interpretation and have not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

Results of Operations

The following table sets forth our statements of operations for the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004 and 2003, in dollars and as a percentage of revenue:

	Nine Months Ended September 30,				Year Ended December 31,
	2005		2004		2004		2003
Revenue	$8,206,063	100.00%	$6,528,621	100.00%	$10,400,325	100.00%	$5,820,830	100.00%
Costs of goods sold	5,459,973	66.54%	4,507,396	69.04%	7,159,107	68.84%	4,441,215	76.30%
Gross profit	2,746,090	33.46%	2,021,225	30.96%	3,241,218	31.16%	1,379,615	23.70%
Other operating income	1,555,693	19%	-	-	-	-	197,230	3.39%
R&D expenses	314,580	3.83%	242,469	3.71%	527,973	5.08%	-	-
Selling expenses	84,674	1.03%	55,931	0.86%	80,843	0.78%	57,409	0.99%
General and administrative costs	251,737	3.07%	176,404	2.68%	214,680	2.06%	176,277	3.03%
Income from operations	3,650,792	44.49%	1,546,421	23.69%	2,417,722	23.25%	1,343,159	23.08%
Other income, net	410,175	5.00%	1,815	0.03%	12,907	0.12%	(12,390)	-0.21%
Income before income taxes	4,060,967	49.49%	1,548,236	23.71%	2,430,629	23.37%	1,330,769	22.86%
(Credit) for income taxes	-	-	509,031	0.08	(509,031)	-4.89%	403,243	6.93%
Net income	4,060,967	49.49%	2,057,267	31.51%	2,939,660	28.27%	927,526	15.93%
Other comprehensive income	47,849	0.58%	-	-	-	-	-	-
Comprehensive income	$4,108,816	50.07%	$2,057,267	31.51%	$2,939,660	28.27%	$927,526	15.93%

Our revenue is derived primarily from the sale of western-type medicine, traditional Chinese medicine, which is medicine derived from Chinese herbs, Chinese herbs and nutritional products. The following table sets forth the revenue and percentage of revenue derived from each of these types of products.

	Nine Months Ended September 30,				Year Ended December 31,
	2005		2004		2004		2003
Western type medicine	$6,053,512	73.77%	$4,765,893	73.00%	$7,828,188	75.27%	$4,694,630	80.65%
Traditional Chinese medicine	2,016,861	24.58%	1,517,807	23.25%	2,255,672	21.69%	638,090	10.96%
Chinese herbs	133,857	1.63%	237,756	3.64%	307,508	2.96%	463,624	7.96%
Nutritional products	1,833	0.02%	7,165	0.11%	8,957	0.09%	24,486	0.42%
Total	$8,206,063	100%	$6,528,621	100%	$10,400,325	100%	$5,820,830	100%

Nine Months Ended September 30, 2005 and 2004

Revenues for the nine months ended September 30, 2005 (the “September 2005 period”) were approximately $8.2 million, an increase of approximately $1.7 million, or 25.7% from the revenue of approximately $6.2 million for the comparable period of 2004 (the “September 2004 period”). During 2003, we passed the inspection necessary for us to receive good supply practices certification from the drug regulatory authorities. Some other drug distribution companies did not receive this approval, and we were able to acquire customers from a number of these other companies. In addition, we introduced two new western-type drugs during the September 2005 period which contributed to both the increase in revenue and the increase in western-style medicines.

Cost of revenue for the September 2005 period was approximately $5.5 million, an increase of approximately $953,000, or 21.1%, from $4.5 million for the September 2004 period. The gross margin for the September 2005 period was 33.4% as compared with 31.0% for the September 2004 period. The improvement in our gross margin reflected the increased sales of the two new western-style drugs that we introduced during the September 2005 period which have lower cost per unit than our other products.

We obtained a Medicine Production License from State Food and Drug Administration Bureau to manufacture certain medical products based on our technology. Other operating income of approximately $1.6 million represents the proceeds from the sale of the underlying technology and know-how to nonaffiliated drug manufacturers.

Research and development expenses were approximately $315,000 for the September 2005 period, an increase of approximately $72,000, or 29.7%, from approximately $242,000 for the September 2004 period. The increase in research and development expenses reflects the expansion of our research and development activities following the initiation of our relationship with the pharmaceutical department of Nanhua University.

Selling expenses were approximately $85,000 for the September 2005 period, an increase of approximately $29,000, or 51.4%, from approximately $56,000 for the September 2004 period. General and administrative expenses were approximately $252,000 for the September 2005 period, an increase of approximately $75,000, or 42.7%, from approximately $176,000 for the September 2004 period. The increase in selling, general and administrative expenses reflects the expanded scope of our business.

Interest income and expense and other income were not significant in either the September 2005 period or the September 2004 period.

The gain of approximately $336,000 in the September 2005 period from the disposal of assets reflects the gain from the sale of a patent. We had no comparable gain in the September 2004 period.

The gain on an in-kind distribution of approximately $74,000 for the September 2005 period reflects the gain from the distribution of inventory to Konzern’s stockholders as part of our distribution to out stockholders.

The Company had distributed inventory to the shareholders as part of their distribution and in accordance with APB no. 29 “Accounting for nonmonetary transactions”, the Company has recorded the inventory at its fair market value and has recognized a gain of $74,497 and $ 0 in the accompanying income statement for the period ending September 30, 2005 and 2004, respectively.

In the September 2004 period, we had a credit for income taxes of approximately $509,000, which results from the waiver of the Chinese tax authorities of income taxes in that amount which related to a prior period. The waiver resulted from a change in our status in 2004 from a Chinese-owned business to a foreign joint venture. At that time, we had to file a tax clearance report with the local tax authority as if the original company was dissolved and a new joint venture were formed. In order to encourage foreign joint venture doing business in China, the local tax authority accepted our tax clearance report and treated the joint venture as a new company without any tax liability.

As a result of the foregoing, our net income increased from approximately $2.0 million for the September 2004 period to approximately $4.1 million in the September 2005 period. In the September 2005 period we also had a foreign currency translation adjustment of approximately $48,000, resulting in comprehensive income of approximately $4.1 million.

Years Ended December 31, 2004 and 2003

Revenues for the year ended December 31, 2004 were approximately $10.4 million, an increase of approximately $4.6 million, or 78.7% from the revenue of approximately $5.8 million for the year ended December 31, 2003. This increase reflected our greater market acceptance with our customers, and an increase in products which we sold. During 2003, we passed the inspection necessary for us to receive good supply practices certification from the drug regulatory authorities. Some other drug distribution companies did not receive this approval, and we were able to acquire customers from a number of these other companies.

Cost of revenue 2004 was approximately $7.2 million, an increase of approximately $2.7 million, or 61.2%, from $4.4 million for 2003 period. The gross margin for 2004 was 31.2% as compared with 23.7% for 2003. The improvement in our gross margin reflected a reduction in the cost of our products resulting from our increased volume with our suppliers.

During 2003, has other operating income of approximately $197,000, representing a commission we received from assisting other companies in selling and purchasing medicines. We had no other operating income during 2004.

We incurred research and development expenses of approximately $528,000 in 2004. We commenced research and development activities during 2004, and, accordingly, we had no comparable expenses in 2003.

Selling expenses were approximately $81,000 for 2004, an increase of approximately $23,000, or 40.1%, from approximately $57,000 for 2003. General and administrative expenses were approximately $215,000 for 2004, an increase of approximately $38,000, or 21.8%, from approximately $176,000 for 2003. The increase in selling, general and administrative expenses reflects the expanded scope of our business.

Other income (expense) was not significant in either period.

In 2004 period, we had a credit for income taxes of approximately $509,000, which results from the waiver of the Chinese tax authorities of income taxes in that amount which related to a prior period. The waiver resulted from a change in our status in 2004 from a Chinese-owned business to a foreign joint venture. At that time, we had to file a tax clearance report with the local tax authority as if the original company was dissolved and a new joint venture were formed. In order to encourage foreign joint venture doing business in China, the local tax authority accepted our tax clearance report and treated the joint venture as a new company without any tax liability. In 2003, our tax liability was approximately $403,000.

As a result of the foregoing, we had net income of approximately $2.9 million, compared with net income of approximately $928,000.

Liquidity and Capital Resources

At September 30, 2005, we had working capital of approximately $2.9 million. Other than revenue from the sale of our products, our only other source of cash was approximately $513,000 from the sale of an intangible assets, and $95,000 from a short-term loan.

During the September 2005 period, we made distributions to our stockholders in the amount of approximately $3.1 million consisting of $1.9 million in cash and $1.2 million in inventory.

In the course of our business, we must make significant deposits to our suppliers when we place an order. At September 30, 2005, our advance payments to our suppliers were approximately $1.4 million.

In February 2006, pursuant to the reverse acquisition, Konzern’s our equity was acquired by Lounsberry. As a result of that transaction, an investor group invested $3.9 million in Lounsberry, from which it received net proceeds of approximately $3.3 million.

We intend to use our available funds to accelerate the development of the new drugs and establish our own production facilities to manufacture our own products. We believe that our operations, together with the February 2006 private placement, will provide us with sufficient capital to enable us to continue to operate and expand our business for at least the next twelve months. However, to the extent that we make acquisitions, we may require additional capital for the acquisition or for the operation of the combined companies. We cannot assure you that such funding will be available.

Item 3. Description of Property.

We lease approximately 4,500 square feet of office space at Room 702 Guangri Mansion No. 8, South Wuyang Xin Chengsi, Guangzhou, China from Guangzhou Carpentry Company pursuant to a three year lease which expires on August 31, 2006, pursuant to which we pay rent at the annual rate of $31,200.

We also lease approximately 6,135 square feet of warehouse space in 67 Sha Tai Road, Guang Zhou City pursuant to a one-year lease expiring December 31, 2006, for which we pay rent at the annual rate of approximately $14,600. We also utilize office space in Princeton Junction, New Jersey from an affiliate of Meiyi Xia, our president, for which we pay rent of $500 per month.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table provides information at to shares of common stock beneficially owned as of February 10, 2006 by:

•	each director;
•	each officer named in the summary compensation table;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned	Percentage
Senshan Yang Room 702 Guangri Mansion No. 8, South Wuyang Xin Chengsi, Guangzhou, China	3,265,000	44.2%
Minhua Liu Room 702 Guangri Mansion No. 8, South Wuyang Xin Chengsi, Guangzhou, China	2,612,000	35.4%
Junhua Liu Room 702 Guangri Mansion No. 8, South Wuyang Xin Chengsi, Guangzhou, China	653,000	8.9%
Meiyi Xia	150,000	2.0%
Lin Li	37,500	*
All officers and directors as a group (four individuals)	6,064,500	82.2%

* Less than 1%.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of February 10, 2006.

Barron Partners owns shares of series A preferred stock and warrants which, if fully converted and exercised, would result in the ownership of more than 5% of our outstanding common stock. However, the series A preferred stock may not be converted and the warrants may not be exercised if such conversion or exercise would result in Barron Partners owning more than 4.9% of our outstanding common stock. This limitation may not be waived.

Item 5. Directors and Executive Officers, Promoters and Control Persons.

Directors and Executive Officers

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Senshan Yang	45	Chief executive officer and director
Meiyi Xia	55	President
Minhua Liu	38	Executive vice president and director
Huizhen Yu	26	Chief financial officer
Lin Li	36	Vice president - Finance and Secretary

Mr. Senshan Yang has been our chief executive officer since February 8, 2006 and a director since February 10, 2006. He has been chairman and general manager of Konzern since July 2000.

Ms. Meiyi Xia has been our president since February 7, 2006, and a director from February 7 through February 10, 2006. Ms. Xia has been a partner of Princeton Capital Group, a private investment group, since December 2005 and a partner of Spring Asset Management LLC since November 2003. From January 2003 to December 2005, Ms. Xia was chief executive officer of AiDi Financial Investment LLC, an financial consulting company working mainly with companies in the Peoples Republic of China. From July 2002 until January 2003, she was a financial advisor at Morgan Stanley. From January 1999 until June 2002, she was president of Asia Pacific Consulting and Asia Pacific Securities, a broker dealer. Ms. Xia devotes only a portion of her time to our business.

Ms. Minhua Lin has been our executive vice president and a director since February 8, 2006 and a director since February 10, 2006. She has been vice general manager of Konzern since July 2000.

Ms. Huizhen Yu has been our chief financial officer since February 10, 2006. She has been chief financial officer of Konzern since October 2002. From 2000 until 2002, Ms. Yu was an accountant for Shenzhen Liuge Bicycle Equipment Co., Ltd.

Ms. Lin Li has been vice president - finance and secretary since February 8, 2006. . Ms. Li has been a partner of Princeton Capital Group, a private investment group, since December 2005. From January 2005 until December 2005, Ms. Li was an executive assistant at AiDi Financial Investment LLC. From 2003 to 2004, Ms. Li was a financial analyst at NYU Medical Center. From 2002 to 2003, she was an accountant for Princeton Econ Corporation, a information technology company, and from 2000 to 2001 she was an accountant for Genesis Health Ventures, a senior health care provider. Ms. Li devotes only a portion of her time to our business.

Minhua Lin and Junhua Liu are sister and brother. There are no other relationships among our officers, directors and principal stockholders.

Committees

Our board of directors has no separate committees and it acts as the audit committee. We have no qualified financial expert at this time because we has not been able to hire a qualified candidate. We intend to search for a qualified individuals to serve as independent directors and members of an audit and compensation committee.

Item 6. Executive Compensation.

Summary Compensation Table

Prior to the reverse acquisition, we did not pay any compensation to any executive officers. Set forth below is information for Konzern’s chief executive officer. No other officer received compensation in excess of $100,000 for 2004.
Name and Position	Year	Salary	Other Compensation
Senshan Yang	2004	$25,488	$-0-

Prior to February 8, 2006, Senshan Yang, Minhua Liu and Junhua Lin were the owners of all of the equity of Konzern. During 2005, Konzern made distributions to its stockholders in the amount of approximately $3.1 million consisting of $1.9 million in cash and $1.2 million in inventory. Konzern made distributions with respect to the year ended December 31, 2004 in the amount of $2.6 million. These distributions were allocated to the equity holders in proportion to their interest in Konzern -- 50% to Mr. Yang, 40% to Ms. Liu and 10% to Mr. Liu.

No bonuses were paid to any of the officers and no stock or other equity compensation was provided to any of the officers.

Employment Agreements

We do not have employment agreements with any of our officers except Ms. Minhua Liu, who has a five-year contract pursuant to which she serves as our executive vice president in charge of sales and internal controls at an annual salary of $7,650.

2006 Long-Term Incentive Plan

In January 2006, we adopted, subject to stockholder approval, the 2006 long-term incentive plan covering 1,575,000 shares of common stock. The plan provides for the grant of incentive and non-qualified options, stock grants, stock appreciation rights and other equity-based incentives to employees, including officers, and consultants. The 2006 Plan is to be administered by a committee of not less than two directors each of which is to be an independent directors. In the absence of a committee, the plan is administered by the board of directors. Independent directors are not eligible for discretionary options. However, each newly elected independent director receives at the time of his election, a five-year option to purchase 30,000 shares of common stock at the market price on the date of his or her election. In addition, the plan provides for the annual grant of an option to purchase 5,000 shares of common stock on April 1st of each year, commencing April 1, 2007. Pursuant to this plan, we granted stock options to purchase an aggregate of 430,000 shares of common stock at $1.25 per share, of which options to purchase 120,000 shares were granted to Meiyi Xia and options to purchase 50,000 shares were granted to Lin Li. The options are subject to stockholder approval of the 2006 Plan.

Item 7. Certain Relationships and Related Transactions.

On February 8, 2006, we purchased 928,000 shares of common stock from Capital Markets for $200,000. The purchase price was funded from the sale of the series A preferred stock and warrants in the February 2006 private placement. At the time of the purchase, Capital Markets owned approximately 97.3% of our outstanding common stock.

Contemporaneously with the February 2006 private placement, we issued an aggregate of 750,000 shares for services, including 150,000 shares to Meiyi Xia and 37,500 shares to Lin Li. In connection with the February 2006 private placement, we paid a consulting fee of $100,000 to AiDi Financial Investment LLC. Ms. Xia was chief executive officer of AiDi Financial Investment from January 2003 to December 2005.

Pursuant to the Exchange Agreement we issued the following shares in exchange for all of the equity interest in Konzern.

Name	Shares
Senshan Yang	3,265,000
Minhua Liu	2,612,000
Junhua Liu	653,000

See “Item 1.01  Entry into a Material Definitive Agreement” for information relating to the Exchange Agreemet.

Item 8. Description of Securities.

We are authorized to issue 90,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share. As of February 10, 2006, we had we 7,380,000 shares of common stock and 3,120,000 shares of series A preferred stock outstanding.

The following summary of certain provisions of our common stock, preferred stock, certificate of incorporation and by-laws is not intended to be complete. It is qualified by reference to the provisions of applicable law and to our certificate of incorporation and by-laws.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Pursuant to the certificate of designation relating to the series A preferred stock, we are prohibited from paying dividends on our common stock while the preferred stock is outstanding. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation gives our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. Except for the series A preferred stock, we have no present plans to issue any shares of preferred stock.

Series A Preferred Stock

The certificate of designation for the series A preferred stock provides that:

•	Each share of series A preferred stock is convertible into two shares of common stock.

•
If, while investors in the private placement own shares of series A preferred stock, we issue common stock at a price, or options, warrants or other convertible securities with a conversion or exercise price less than the conversion price (initially $1.25), with certain specified exceptions, the number of shares issuable upon conversion of one share of series B preferred stock is adjusted to reflect a conversion price equal to the lower price.

•
If our earnings before interest, taxes, depreciation and amortization for 2005, computed as provided in the Preferred Stock Agreement (“EBITDA”), is less than $5,350,000, the conversion price shall be reduced proportionately by 0% if the EBITDA is $5,350,000 and by 30% if  EBITDA is $3,955,000 or lower.

•
If our fully-diluted pre-tax income, as defined in the Preferred Stock Agreement, for 2006 is less than $.40 per share, the conversion price shall be reduced proportionately by 0% if the pre-tax income is $.40 or more and by 50% if  EBITDA is $.20 per share or lower.

•	No dividends are payable with respect to the series A preferred stock.

•	While the series A preferred stock is outstanding, we may not pay dividends on or redeem shares of common stock.

•
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $1.25 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up.

•
The holders of the series A preferred stock have no voting rights. However, so long as any shares of series A preferred stock are outstanding, we shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing.

•
The holders of the series A preferred stock may not convert the series A preferred stock to the extent that such conversion would result in the holders owning more than 4.9% of the outstanding Common Stock. This limitation may not be amended or waived.

Proposed Amendment to our Certificate of Incorporation

Pursuant to the Preferred Stock Agreement with Barron Partners, our board of directors approved, and authorized the submission to stockholders at the next annual or special meeting, an amendment to our certificate of incorporation to add the following provision:

“The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.”

Delaware Law and Certain Charter and By-law Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

PART II

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no public marker for our common stock, and we have not paid dividends. Our agreement with the investors in the February 2006 private placement and the certificate of designation relating to the series A preferred stock prohibit our payment of dividends while shares of series A preferred stock are outstanding.

As of February 10, 2006, we had approximately 50 stockholders of record. At that date, we had 7,380,000 shares of common stock outstanding, none of which may be sold pursuant to Rule 144. In February 2006, we issued 6,530,000 shares of common stock to the former Konzern stockholders, abd 750,000 shares to other persons who performed services for us. Those shares are subject to an 18-month lockup, subject to certain exceptions. The 100,000 shares that were outstanding prior to the reverse acquisition were issued at a time when we were a shell company, and those shares, under an interpretation from the SEC relating to shares issued by a shell company, may not be sold pursuant to Rule 144, and must be registered for sale.

As of February 10, 2006, we had the following shares of common stock reserved for issuance:

•	3,120,000 shares issuable upon conversion of the series A preferred stock.

•	7,389,476 shares issuable upon exercise of the warrants issued to the investors in the February 2006 private placement.

•	1,575,000 shares issuable upon exercise of stock options or other equity-based incentives pursuant to our 2006 long-term incentive plan, which is subject to stockholder approval.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our securities may be issued as of February 10, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-0-	--	--
Equity compensation plan not approved by security holders	430,000	$1.25	1,145,000

The 2006 long-term incentive plan was approved by the board of directors, subject to stockholder approval, and the outstanding options are subject to stockholder approval of the plan. The plan has not yet been submitted to the stockholders for their approval.

Item 2. Legal Proceedings.

We are not a defendant in any material legal proceedings.

Item 3. Changes in and Disagreements with Accountants.

NA

Item 4. Recent Issuances of Unregistered Securities.

See Item 3.02 of this Form 8-K for information relating to recent issuances of unregistered securities.

Item 5. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director existing at the time of such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

Reference is made to the filings by Lounsberry on Form 10SB-A and 10-QSB for Lounsberry’s financial statements.

The financial statements of Konzern begin on Page F-1.

The pro forma financial information is filed as Exhibit 99.5 to this Form 8-K.

PART III

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02. Unregistered Sale of Equity Securities.

In January 2006, we sold 8,000 shares of common stock to 40 investors in a private placement, from which we received proceeds of $2,000.

On February 8, 2006, we issued the following securities:

•
Pursuant to the Preferred Stock Agreement, we sold to Barron Partners, Ray and Amy Rivers, JTROS, Steve Mazur and William M. Denken for an aggregate of $3.9 million, (i) 3,120,000 shares of series A preferred stock, and (ii) warrants to purchase 7,389,476 shares of common stock, of which warrants to purchase 3,694,738 shares have an exercise price of $1.75 per share. We received net proceeds of approximately $3.3 million. The shares and warrants were issued as follows:

Investors	Shares	$1.75 Warrants	$2.50 Warrants	Investment
Barron Partners	2,640,000	3,126,316	3,126,316	$3,300,000
Ray and Amy Rivers, JTWOS	160,000	189,474	189,474	$200,000
Steve Mazur	160,000	189,474	189,474	$200,000
William M Denkin	160,000	189,474	189,474	$200,000

•	Pursuant to the Konzern Agreement, we issued to the former stockholders of Konzern 6,530,000 shares of common stock, as follows:

Name	Shares
Senshan Yang	3,265,000
Minhua Liu	2,612,000
Junhua Liu	653,000

•	We issued an aggregate of 750,000 shares of common stock to the following individuals for services.

Meiyi Xia	150,000
Lin Li	37,500
Qingsong Du	187,500
Xiao Duan	125,000
Yaru Du	125,000
Yinshing To	125,000

No broker was involved in connection with any of the foregoing transactions, except that Crescent Fund, LLC received $78,000 and Britannia Consulting Group received $39,000 in connection with the sale of securities in the February 2006 private placement.

The foregoing issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D of the SEC thereunder.

The conversion rights of the holders of the series A preferred stock are described in “Item 2.01. Completion of Acquisition or Disposition of Assets” under “Item 8. Description of Securities.”

The rights of the holders of the warrants are described “Item 1.01. Entry into a Material Definitive Agreement.”

Item 5.01 Changes of Control of Registrant.

The reverse merger with Konzern resulted in a change of control. For information concerning our current officers and directors, see “Item 5. Directors and Executive Officers, Promoters and Control Persons” under“Item 2.01. Completion of Acquisition or Disposition of Assets.” For information on stock holdings by our officers, directors and principal stockholders, see “Item 4. Security Ownership of Certain Beneficial Owners and Management” under“Item 2.01. Completion of Acquisition or Disposition of Assets.”

The current directors and officers were elected in connection with the reverse merger with Konzern. See “Item 1.01. Entry into a Material Definitive Agreement.” See also “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.”

As a result of the stock redemption agreement and the issuance of common stock in connection with the reverse merger, the holdings of Capital Markets, which owned more than 97% of our common stock prior to the redemption, were reduced to less than 1%.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2006, Mark Allen, our sole director, elected Meiyi Xia as a director. Mr. Allen was also our sole officer. Following the election of Ms. Xia, Mr. Allen resigned as an officer and director and Ms. Xia, who was then the sole director elected the current officers and directors. Ms. Xia resigned as a director on February 10, 2006..

Information concerning our officers and directors is disclosed in “Item 5. Directors and Executive Officers, Promoters and Control Persons” under“Item 2.01. Completion of Acquisition or Disposition of Assets.”

Item 5.03. Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2006, we filed a certificate of designation setting forth the rights, preferences, privileges and limitations of the holders of our series A preferred stock. See the caption “Series A Preferred Stock” in “Item 8. Description of Securities” under “Item 2.01. Completion of Acquisition or Disposition of Assets” for information concerning the rights of the holders of the series A preferred stock.

On January 8, 2006, our board of directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation to include the following provision:

“The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.”

Section 5.06 Change in Shell Company Status.

As a result of the reverse merger with Konzern, we are no longer a shell company.

See “Item 1.01 Entry into a Material Definitive Agreement” for information relating to the agreements pursuant to which the reverse merger was consummated and financed and “Item 2.01 Completion of Acquisition or Disposition of Assets” for a description of our business following the completion of the reverse merger.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of Konzern. See Page F-1.

(b)	Pro forma financial information. See Exhibit 99.5.

(c)	See (a) and (b) of this Item 9.01.

(d)	Exhibits

2.1	Exchange Agreement dated as of February 8, 2006, among the Registrant and the former stockholders of Konzern
4.1	Certificate of Designation for the Series A Convertible Preferred Stock
4.2	Form of warrant issued to investors in the February 2006 private placement
99.1	Preferred stock purchase agreement dated February 8, 2006, between the Registrant and the investors in the February 2006 private placement
99.2	Registration rights agreement dated February 8, 2006, between the Registrant and the investors in the February 2006 private placement
99.3	Registration rights provisions pursuant to the stock exchange agreement
99.4	2006 Long-term incentive plan
99.5	Pro forma financial information

GUANGZHOU KONZERN MEDICINE CO. LTD.
INDEX TO FINANCIAL STATEMENTS

Page(s)
Reviewed Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of September 30, 2005 and
September 30, 2004	F-3
Statements of Income and Other Comprehensive Income for the nine months ended September 30, 2005 and 2004	F-4
Statements of Shareholders’ Equity for the nine months
ended September 30, 2005 and 2004	F-5
Statements of Cash Flows for the nine months ended
September 30, 2005 and 2004	F-6
Notes to Reviewed Financial Statements	F-7 - F-20

Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-21
Balance Sheets as of December 31, 2004 and 2003	F-22
Statements of Income and Other Comprehensive Income for the years ended December 31, 2004 and 2003	F-23
Statements of Shareholders’ Equity for the years
ended December 31, 2004 and 2003	F-24
Statements of Cash Flows for the years ended
December 31, 2004 and 2003	F-25
Notes to Financial Statements	F-26 - F-39

Report of Independent Registered Public Accounting Firm

The Board of Directors
Guangzhou Konzern Medicine Co., Ltd.

We have reviewed the balance sheets of Guangzhou Konzern Medicine Co., Ltd. as of September 30, 2005, and 2004 the related statements of income and other comprehensive income, shareholders' equity and cash flows for the nine-month periods then ended. These financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
December 1, 2005
Except for Notes 16 and 17, as to which date is February 8, 2006

GUANGZHOU KONZERN MEDICINE CO., LTD.

BALANCE SHEETS
AS OF SEPTEMBER 30, 2005 AND 2004

A S S E T S

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
CURRENT ASSETS:
Cash	$82,016	$96,839
Accounts receivable, trade, net of allowance for doubtful accounts of $6,839 as of September 30, 2005 and December 31, 2004, and $2,067 as of December 31, 2003, respectively	1,198,642	1,106,871
Other Receivables	170,378	60,125
Other Receivables - related parties	—	—
Advances to Suppliers	1,352,843	284,545
Prepaid expenses	16,996	16,613
Inventories	1,577,056	1,906,623
Total current assets	4,397,931	3,471,616

PLANT AND EQUIPMENT, net	213,294	285,725

OTHER ASSETS:
Intangible asset, net	—	275,842

Total assets	$4,611,225	$4,033,183

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$864,172	$477,850
Short-term loans	95,326	—
Other payables and accrued liabilities	74,096	102,436
Other payables - related parties	717	—
Customer deposits	171,677	388,581
Income taxes payable	—	(1,504)
Other taxes payable	286,216	—
Dividends Payable	—	—
Total current liabilities	1,492,204	967,363

OTHER LIABILITIES:
Deferred tax liabilities	—	—
Total liabilities	1,492,204	967,363

SHAREHOLDERS' EQUITY:
Paid-in capital	121,000	121,000
Statutory reserves	722,909	386,148
Retained earnings	2,227,263	2,558,672
Accumulated other comprehensive income	47,849	—
Total shareholders' equity	3,119,021	3,065,820

Total liabilities and shareholders' equity	$4,611,225	$4,033,183

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD.

STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	Nine months ended	Nine months ended
	September 30, 2005	September 30, 2004
	Unaudited	Unaudited
REVENUES	$8,206,063	$6,528,621

COST OF GOOD SOLD	5,459,973	4,507,396

GROSS PROFIT	2,746,090	2,021,225

OTHER OPERATING INCOME	1,555,693	—

OPERATING EXPENSES
Research and development expenses	314,580	242,469
Selling expenses	84,674	55,931
General and administrative expenses	251,737	1,176,404
Total operating expenses	650,991	474,804

INCOME FROM OPERATIONS	3,650,792	1,546,421

OTHER INCOME
Interest income (expenses)	(891)	1,815
Gain on distribution of dividend in-kind	74,497	—
Gain on disposal of assets	336,447	—
Other income	122	—
Total other income	410,175	1,815

INCOME BEFORE INCOME TAXES	4,060,967	1,548,236

CREDIT FOR INCOME TAXES	—	509,031

NET INCOME	4,060,967	2,057,267

OTHER COMPREHENSIVE INCOME :
Foreign currency translation adjustment	47,849	—

COMPREHENSIVE INCOME	$4,108,816	$2,057,267

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD.

STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

				Accumulated
				other
	Paid-in	Retained	Statutory	comprehensive
	Capital	Earnings	Reserves	income	Totals
BALANCE, December 31, 2003, audited	$121,000	$1,189,905	$386,148	$—	$1,697,053
Net income		2,057,267			2,057,267
Distributions		(688,500)			(688,500)
BALANCE, September 30, 2004, unaudited	121,000	2,558,672	386,148	—	3,065,820
Net income		882,393			882,393
Statutory reserves		(336,761)	336,761		—
Distributions		(1,869,332)			(1,869,332)
BALANCE, December 31, 2004, audited	121,000	1,234,972	722,909	—	2,078,881
Net income		4,060,967			4,060,967
Distributions		(3,068,676)			(3,068,676)
Foreign currency translation adjustments				47,849	47,849
BALANCE, September 30, 2005, unaudited	$121,000	$2,227,263	$722,909	$47,849	$3,119,021

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	Nine months ended	Nine months ended
	September 30, 2005	September 30, 2004
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,060,967	$2,057,267
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	80,517	84,444
Gain on sale of intangible assets	(336,447)
Gain on distributions of dividends in-kind	(74,497)
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	162,287	(695,588)
Other receivables	(168,200)	(59,372)
Other receivables - related parties	2,263	—
Advances to suppliers	(753,039)	525,653
Prepaid expenses	(384)	3,931
Inventories	(2,032,724)	(1,517,630)
Increase (decrease) in liabilities:
Accounts payable	386,222	433,361
Other payables and accrued liabilities	28,651	73,530
Other payables - related parties	717	(12,100)
Customer deposits	(522,816)	388,581
Income taxes payable	—	(403,442)
Other taxes payable	223,114	(14,054)
Deferred tax liabilities	—	(107,092)
Net cash provided by operating activities	1,056,631	757,489

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of Intangible assets assets	513,770
Purchase of property and equipment	(25,460)
Net cash provided by (used in) investing activities	488,310	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loan	95,326	—
Payments on short-term loan		(121,000)
Distribution	(1,849,620)	(688,500)
Net cash used in financing activities	(1,754,294)	(809,500)

EFFECT OF EXCHANGE RATE ON CASH	47,849	—

DECREASE IN CASH	(161,504)	(52,011)

CASH, beginning of period	243,520	148,850

CASH, end of period	$82,016	$96,839

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$—	$—

Cash paid for interest expense	$557	$

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 1 - Organization

Organization

Guangzhou Konzern Medicine Co., Ltd. (hereinafter referred to as “the Company”) was privatized from a state-owned medicine company on July 25, 2000 in Guangzhou, the People’s Republic of China (PRC). The registered capital is USD 121,000. . The Company belongs to an Equity Joint Venture (“EJV”). An EJV must take the form of a limited liability company. The investment reward and risk, namely its profit and losses must be allocated according to the partners’ capital contribution ratio. The articles of Association provides for a 20 year term which began on July 25, 2000 and will end on September 2, 2024. The Company can extend term of the joint venture dependent upon the business license being renewed. The following chart presents the current shareholders:

	Percentage of Capital	Paid in Capital
Yang Senshan	50%	$60,500
Liu Minhua	40%	48,400
Liu Junhua	10%	12,100
Total	100%	$121,000

On July 19, 2004, the Company entered a joint venture agreement with Bio-One Corporation. Pursuant to the Joint Venture Agreement, Bio-One Corporation acquired 51% of a joint venture entity with the Company for a cash payment of $150,000 which should be paid within two months after the new business license was issued.

Bio-One Corporation (referred to as “Bio-One”) was incorporated in the State of Nevada, with capital stock of 20,000,000 shares at $0.001 par value, and 1,000,000 shares of preferred stock at $0.001 per value. On July 26, 2000, Bio-One approved and ratified an increase in the number of authorized shares of its common stock from 20,000,000 to 100,000,000. On the same date, Bio-One approved and ratified an increase in the number of authorized shares of its preferred stock from 1,000,000 to 10,000,000. On December 11, 2003, Bio-One approved and ratified an increase in the number of authorized shares of its common stock from 100,000,000 to 500,000,000.

As of December 31, 2004, Bio-One has not met the cash payment obligation. On December 21, 2005, Bio-One submitted a Mutual Release letter to withdraw the Joint-Venture agreement dated July 19, 2004. This matter is described in detail in note 15 - Subsequent event.

Activities

The business scope is the purchase of traditional Chinese medicine materials; wholesale of traditional Chinese medicine, processing of traditional Chinese medicine raw material, chemical medicine materials, chemical medicines, antibiotics, drugs of diagnosis, medical treatment equipment, health care food and biscuits; research and development of technology of new medicine and biological pharmacy.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 2 - Summary of significant accounting policies

Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable, trade

The Company conducts its business operations in the People’s Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate. However, the Company records a provision for accounts receivable trade that ranges from 0.3% to 1.0%of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC. The allowance for doubtful accounts as of September 30, 2005 and 2004 amounted to $6,839 and $17,081, respectively.

Inventories

Inventories are stated at the lower of cost or market value, cost is determined using the weighted average method.

Plant and equipment

Plant and equipment are stated at the actual cost on acquisition less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciation assets to operations over their estimated service lives, principally on a straight-line basis. The estimated lives used in determining depreciation are:

Furniture	3 - 5 years
Office equipment	3 - 5 years
Motor vehicles	4 -10 years

The residual value is estimated to be 5% of the actual cost.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Intangibles

Under the Statement of Accounting Standards ("SFAS") No.142, "Goodwill and Other Intangible Assets", all goodwill and certain intangible assets determined to have indefinite lives will not be amortized but will be tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets".

Impairment of long-lived assets

Per SFAS No. 144, long-lived assets will be analyzed annually for indications of impairment. Impairment of long-lived assets is assessed by the Company whenever there is an indication that the carrying amount of the asset may not be recovered. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

Revenue recognition

The Company recognizes revenue when all four of the following criteria are met: (1) persuasive evidence has been received that an arrangement exists; (2) delivery of the products and/or services has occurred; (3) the selling price is fixed or determinable; and (4) collectibility is reasonably assured. The Company follows the provisions of SAB No. 104 which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Any amounts received prior to satisfying the Company’s revenue recognition criteria is recorded as deferred revenue.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 13% to 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Research and development costs

Research and development costs are expensed as incurred. The costs of material and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment or depreciated over their estimated useful lives.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi. The financial statements of the Company are translated to United Stated dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China.

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $47,849 and $0 as of September 30, 2005 and 2004, respectively. The balance sheet amounts with the exception of equity at September 30, 2005 were translated at 8.07 RMB to $1.00 USD as compared to 8.26 RMB at December 31, 2004. The equity accounts were stated at their historical rate. The average translation rate of 8.22 RMB for the twelve months ended September 30, 2005 was applied to income statement accounts.

Comprehensive income (loss)

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in Chinese Renminbi to United States dollars is reported as other comprehensive income (loss) in the statement of income and stockholders' equity.

Income taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109").

Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in the United States and no tax benefit is expected from the tax credits in the future. The Company located its operations in a special economic region in China. This economic region allows foreign enterprises a two-year income tax exemption and a 50% income tax reduction for the following three years. The Company was approved as a Chinese-foreign joint venture enterprise in 2004. The Company has income tax exemption for 2004 and 2005 and 50% income tax reduction for 2006, 2007 and 2008.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Fair value of financial instruments

The carrying amounts of the Company's financial instruments (including accounts receivable, shareholder loans and notes payable) approximate fair value due to the relatively short period to maturity of these instruments.

Concentrations and credit risks

For the nine months ended September 30, 2005 and September 30, 2004, 100% of the Company’s sales were to companies located in the PRC. At September 30, 2005 and September 30, 2004 all of the Company’s assets were located in the PRC.

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in China. Although the Chinese government has pursued economic reform policies in the past, there is no assurance that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China’s political, economic and social conditions. There is also no guarantee that the Chinese government’s pursuit of economic reforms will be consistent or effective.

Major suppliers

For the nine months ended September 30, 2005 and 2004, five suppliers accounted for approximately 69% and 80%, respectively, of the Company’s purchases

Major customers

For the nine months ended September 30, 2005 and 2004, five customers accounted for approximately 70% and 30%, respectively, of the company’s sales.

Cash

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China. Total cash in state-owned banks at September 30, 2005 and 2004 amounted to $ 79,340 and $96,771, respectively, of which no deposits were covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. Management does not currently believe adoption will have a material impact on the Company’s financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee’s requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements, continued

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements, continued

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

Note 3 - Accounts receivable, trade

Accounts receivable, trade as of September 30, 2005 and 2004 consisted of the following:

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
Accounts receivable	$1,205,481	$1,108,938
Less: allowance for doubtful accounts	6,839	2,067
Totals	$1,198,642	$1,106,871

Note 4 - Inventories

Inventories consisted of the following:

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
Chemical medicine	$1,574,469	$1,855,994
Traditional Chinese Medicine	2,587	50,629
Totals	$1,577,056	$1,906,623

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 5 - Advances to suppliers

Advances to suppliers as of September 30, 2005 and 2004 amounted to $1,352,843 and $284,545 respectively. They represent advances to suppliers on inventory purchases.

Note 6 - Plant and equipment

Plant and equipment is summarized as follows:

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
Furniture and fixtures	$133,553	$122,464
Office equipment	260,148	235,611
Motor vehicles	125,657	122,814
	519,358	480,889
Less: Accumulated	306,064	195,164
depreciation
Plant and equipment, net	$213,294	$285,725

Depreciation expense for the periods ended September 30, 2005 and 2004 amounted to $80,517 and $110,900, respectively.

Note 7 - Intangibles

The intangible asset is a registered patent purchased from a third party in 2002. The patent is recorded at original cost at acquisition and amortized using the straight line method over 15 years when the patent expires. On an annual basis, the Company evaluates the fair value of the patent and determines if the patent has become impaired.

On January 10, 2005, the Company entered into a contract to sell the patent to an unrelated party for $619,000. The transfer of the title is expected to be completed at the end of 2005. As of September 30, 2005, the Company received $513,770 of the contract amount.

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
Yubei Throat Plum and Manufacturing Method	$—	$324,520
Less: Accumulated amortization	—	48,678
Intangible assets, net	$—	$275,842

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 8 - Related party transactions

As of September 30, 2005 and 2004, the due from or (to) related party amounted to $(717) and $24,055, respectively. Those amounts were generated from making cash advances to or from the shareholders for ordinary business expenses. These amounts are unsecured, non interest bearing, and have no fixed terms of repayment.

Note 9 - Customer deposits

The Company requires their customers to deposit monies with the Company when they place an order for their products. The Company does not pay interest on these amounts. Customer deposits amounted to $171,677 and $388,581 as of September 30, 2005 and 2004, respectively.

Note 10 - Taxes payable

Income and other taxes payable

Taxes payable consisted of the following:

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
Urban maintenance and construction tax	$—	$—
Individual income tax	270	—
Value added tax	285,946	—
Totals	$286,216	$—

On October 15, 2004, the local Chinese tax authority waived the previously accrued tax as accumulated prior to September 1, 2004 in the amount of $509,031 which was recorded as a credit during 2004 for previously accrued income taxes. The Company has elected to record the entire credit for Chinese income taxes in 2004.

The credit for income taxes consisted of the following:

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited

Credit for China income taxes	$—	$401,939
Deferred taxes	—	107,092
Totals	$—	$509,031

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 10 - Taxes payable, continued

Credit (provision) for income taxes

The following table reconciles the U.S. Statutory rates to the Company's effective tax rate:

	December 31,	December 31,
	2004	2003
U.S. Statutory Rates	34.0	34.0
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes		33.0
Totals	—%	33.0%

In 2004, The Company became a Foreign JV enterprise. This economic region allows foreign enterprises a two-year income tax exemption and a 50% income tax reduction for the following three years. The Company was approved as a Foreign JV enterprise in 2004. The Company has income tax exemption for years ending December 31, 2004 and 2005 and 50% income tax reduction for the years ending December 31, 2006, 2007 and 2008. The estimated tax savings for the period ending September 30, 2005 amounted to$1,340,119.

In addition, the Company is doing business in a special economic zone, in order to encourage the companies doing business in this high technology economic zone, the local Chinese tax authority granted a one-time waiver to wave the previously accrued tax accumulated prior to September 1, 2004 in the amount of $509,031 which consisted of the following:

Amount
Enterprise income tax	$401,939
Deferred tax liability	107,092
Total	$509,031

The Company has treated the waiver of the income tax as a reduction of income tax expense since this was a unique situation as the local Chinese tax authority granted a one-time waiver for all accrued accumulated taxes prior to September 1, 2004. The Company believes that the presentation of this transaction in the financial statements was the most conservative approach. The Company believes that by recording the waiver of the income tax of $509,031 as an addition to gross revenues would distort the Company’s gross profit and thus be misleading as to the actual results of the Company.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 11 - Short-term bank loan payable

Short-term bank loans payable represent amounts due to banks and are due on demand or normally within one year. Short-term loans payable at September 30, 2005 consisted of the following:

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
Citic Industrial Bank due February 1, 2006,	-	-
annual interest at 5.22%	$95,326	$-

Interest expense for the nine months ended September 30, 2005 and 2004 amounted to $42,633 and $4,605, respectively.

Note 12 - Commitments and contingencies

Operating lease

The Company leases its facilities under short-term and long-term, non-cancelable operating lease agreements expiring through August 2006. The non-cancelable operating lease agreement states that the Company pays certain operating expenses applicable to the leased premises.

Total rental expense for the nine months ended September 30, 2005 and 2004 amounted to $24,437 and $14,985, respectively.

As of September 30, 2005, the future minimum annual lease payments required are as follows:

Year Ending December 31,
2005	$ 7,190
2006	13,939
2007 and thereafter	—

Note 13 - Shareholders’ equity

Statutory reserves and restricted retained earnings

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined in accordance with the PRC GAAP.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 13 - Shareholders’ equity, continued

Statutory reserves and restricted retained earnings, continued

The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

According to the Company’s articles, the Company should appropriate 10% of the net profit as statutory surplus reserve and 6% as statutory public welfare. During the year of 2004, the Company appropriated to the required statutory surplus in the amount of $210,475, and to the statutory public welfare in the amount of $126,286, respectively.

Shareholders resolved in December 2004 and 2005 to distribute profits of the Company amounting to $688,500 and $3,068,676 for the nine months ended September 30, 2004 and 2005, respectively. The distributions consist of the following:

	September 30,	September 30,
	2005	2004
	Unaudited	Unaudited
Cash distributions	$1,849,620	$688,500
Dividend in-kind	1,219,056	-
Total distributions	$3,068,676	$688,500

The Company had distributed inventory to the shareholders as part of their distribution and in accordance with APB no. 29 “Accounting for nonmonetary transactions”, the Company has recorded the inventory at its fair market value and has recognized a gain of $74,497 and $ 0 in the accompanying income statement for the period ending September 30, 2005 and 2004, respectively.

Note 14 - Retirement benefit plans

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. The contribution is based on a percentage required by the local government and the employees’ current compensation. The Company contributed $18,717 and $18,884 during the nine months ended September 30, 2005 and 2004, respectively.

Note 15 - Other operating income

The Company has obtained a Medicine Production License from the State Food and Drug Administration Bureau to manufacture certain medical products based on our technology. As of September 30, 2005 included in Other operating income is $1,555,693 which represents the proceeds from the sale of the underlying technology and know-how to nonaffiliated drug manufacturers.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At September 30, 2005 and 2004 and for the nine months then ended (Unaudited)
Notes to Financial Statements

Note 16- Subsequent event

On December 21, 2005, Bio-One Corporation submitted a letter to the Company to have a mutual release from the Joint-Venture agreement dated July 19, 2004 between the Company and Bio-One Corporation. This letter confirmed that Bio-One has no rights or obligations under either of the agreement and Bio-One has released and discharged the Company of any liability under the joint venture agreement In consideration of this release by Bio-one, the Company also released and discharged Bio-One accordingly.

Note 17 - Subsequent event - capital stock exchange

On February 8, 2006, Lounsberry Holdings III, Inc., a Delaware corporation ("Lounsberry"), entered into a Stock Exchange Agreement ("Exchange Agreement") with Guangzhou Konzern Medicine Co. Ltd. ("Konzern") and all of the stockholders of all the issued and outstanding capital of Konzern ("Konzern Stockholders"). Under the Exchange Agreement, Lounsberry, at Closing, acquired all of the capital of Konzern from the Konzern Stockholders in exchange for 6,350,000 shares of Lounsberry’s common stock.

Contemporaneously with the exchange with the Konzern Stockholders, Lounsberry sold to an investor group 3,120,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), a newly-created series of preferred stock, which are convertible into 3,120,000 shares of common stock, and warrants to purchase an additional 3,694,738 shares of common stock at $1.75 per share and 3,694,738 shares of common stock at $2.50 per share. Lounsberry also purchased, for $200,000, 928,000 shares of common stock from its then principal stockholder who is not affiliated with the Konzern Stockholders or any member of the investor group. The gross proceeds from the sale of the preferred stock and warrants was $3.9 million, from which Lounsberry received net proceeds of approximately $3.4 million. The conversion rate of the Series A Preferred Stock and the exercise price of the warrants are subject to adjustment in certain events, including the failure to achieve specified levels of adjusted earnings before interest, taxes, depreciation and amortization or fully diluted pre-tax income per share, computed as set forth in the applicable agreements.

Lounsberry’s authorized capital stock consists of 10,000,000 shares of preferred stock, par value $.0001 per share, of which 3,120,000 of Series A Preferred Stock, are issued or outstanding, and 90,000,000 shares of Common Stock, of which 7,380,000 shares are issued and outstanding. The Konzern Stockholders own approximately 86.4% of the issued and outstanding shares of Lounsberry's common stock.

See report of independent registered public accounting firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of Guangzhou Konzern Medicine Co., Ltd.

We have audited the accompanying balance sheets of Guangzhou Konzern Medicine Co., Ltd. (the Company) as of December 31, 2004 and 2003, and the related statements of income and other comprehensive income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guangzhou Konzern Medicine Co., Ltd. as of December 31, 2004 and 2003, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
December 1, 2005
Except for Notes 15 and 16, as to which date is February 8, 2006

GUANGZHOU KONZERN MEDICINE CO., LTD.

BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003

A S S E T S

	2004	2003
CURRENT ASSETS:
Cash	$243,520	$148,850
Accounts receivable, trade, net of allowance for doubtful accounts of $6,839 and $2,067 as of December 31, 2004 and 2003, respectively	1,360,929	411,283
Inventories	763,388	388,993
Other receivables	2,178	753
Other receivables - related parties	2,263	—
Advances to suppliers	438,265	810,198
Prepaid expenses	16,612	20,544
Total current assets	2,827,155	1,780,621

PLANT AND EQUIPMENT, net	262,282	353,943

OTHER ASSETS:
Intangible asset, net	270,434	292,068

Total assets	$3,359,871	$2,426,632

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable, trade	$477,950	$44,489
Short-term bank loans	—	121,000
Other payables and accrued liabilities	45,445	28,906
Other payables - related parties	—	12,100
Customer deposits	694,493	—
Income taxes payable	—	401,938
Other taxes payable	63,102	14,054
Total current liabilities	1,280,990	622,487

OTHER LIABILITIES:
Deferred taxes payable	—	107,092
Total liabilities	1,280,990	729,579

SHAREHOLDERS' EQUITY:
Paid-in-capital	121,000	121,000
Statutory reserves	722,909	386,148
Retained earnings	1,234,972	1,189,905
Total shareholders' equity	2,078,881	1,697,053

Total liabilities and shareholders' equity	$3,359,871	$2,426,632

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD.

STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
REVENUES	$10,400,325	$5,820,830

COST OF GOODS SOLD	7,159,107	4,441,215

GROSS PROFIT	3,241,218	1,379,615

OTHER OPERATING INCOME	-	197,230

OPERATING EXPENSES
Research and development expenses	527,973	-
Selling expenses	80,843	57,409
General and administrative expenses	214,680	176,277
Total operating expenses	823,496	233,686

INCOME FROM OPERATIONS	2,417,722	1,343,159

OTHER INCOME (EXPENSE)
Interest income	1,836	515
Gain on distribution of dividend in-kind	14,339	-
Other expenses	(3,268)	(12,905)
Total other income (expenses)	12,907	(12,390)

INCOME BEFORE INCOME TAXES	2,430,629	1,330,769

CREDIT (PROVISION) FOR INCOME TAXES	509,031	(403,243)

NET INCOME	2,939,660	927,526

COMPREHENSIVE INCOME	$2,939,660	$927,526

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD.

STATEMENTS OF SHAREHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Paid-in	Statutory	Retained
	Capital	Reserves	Earnings	Totals
BALANCE, December 31, 2002	$121,000	$255,155	$393,372	$769,527
Net income			927,526	927,526
Statutory reserves		130,993	(130,993)	-
BALANCE, December 31, 2003	121,000	386,148	1,189,905	1,697,053
Net income			2,939,660	2,939,660
Statutory reserves		336,761	(336,761)	-
Distributions			(2,557,832)	(2,557,832)
BALANCE, December 31, 2004	$121,000	$722,909	$1,234,972	$2,078,881

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
	Audited	Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,939,660	$927,526

Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	122,018	89,942
Gain on distributions of dividends in-kind	(14,339)	—
Allowance for doubtful accounts	4,772	1,459
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(954,418)	(291,711)
Inventories	(596,007)	(202,258)
Other receivables	(1,425)	239
Other receivables - related parties	(2,263)	—
Advances to suppliers	371,933	(368,019)
Prepaid expenses	3,932	(1,770)
Increase (decrease) in liabilities:
Accounts payable	433,461	(207,808)
Other payables and accrued liabilities	16,539	(38,330)
Other payables - related parties	(12,100)	(12,100)
Customer deposits	694,493	—
Income taxes payable	(401,938)	399,188
Other taxes payable	49,048	22,750
Deferred tax payable	(107,092)	—
Net cash provided by operating activities	2,546,274	319,108

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(8,722)	(256,090)
Net cash used in investing activities	(8,722)	(256,090)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loan	—	121,000
Payments on short-term loan	(121,000)	—
Distributions	(2,321,882)	(242,000)
Net cash used in financing activities	(2,442,882)	(121,000)

INCREASE (DECREASE) IN CASH	94,670	(57,982)

CASH, beginning of year	148,850	206,832

CASH, end of year	$243,520	$148,850

NONCASH FINANCING ACTIVITIES:
In 2004, the Company distributed inventories with a fair market value of $235,950 to shareholders as dividend.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$—	$4,055

Cash paid for interest expense	$4,605	$3,234

The accompanying notes are integral part of this statement.

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 1 - Organization

Organization

Guangzhou Konzern Medicine Co., Ltd. (hereinafter referred to as “the Company”) was privatized from a state-owned medicine company on July 25, 2000 in Guangzhou, the People’s Republic of China (PRC). The registered capital is $121,000. The Company belongs to an Equity Joint Venture (“EJV”). An EJV must take the form of a limited liability company. The investment reward and risk, namely its profit and losses must be allocated according to the partners’ capital contribution ratio. The articles of Association provides for a 20 year term which began on July 25, 2000 and will end on September 2, 2024. The Company can extend term of the joint venture dependent upon the business license being renewed. The following chart presents the current shareholders:

	Percentage of Capital	Paid in Capital
Yang Senshan	50%	$60,500
Liu Minhua	40%	48,400
Liu Junhua	10%	12,100
Totals	100%	$121,000

One July 19, 2004, the Company entered a joint venture agreement with Bio-One Corporation. Pursuant to the Joint Venture Agreement, Bio-One Corporation acquired 51% of a joint venture entity with the Company for a cash payment of $150,000 that should be paid within two months after the new business license was issued.

Bio-One Corporation (referred to as “Bio-One”) was incorporated in the State of Nevada, with capital stock of 20,000,000 shares at $0.001 par value, and 1,000,000 shares of preferred stock at $0.001 par value. On July 26, 2000, Bio-One approved and ratified an increase in the number of authorized shares of its common stock from 20,000,000 to 100,000,000. On the same date, Bio-One approved and ratified an increase in the number of authorized shares of its preferred stock from 1,000,000 to 10,000,000. On December 11, 2003, Bio-One approved and ratified an increase in the number of authorized shares of its common stock from 100,000,000 to 500,000,000.

As of December 31, 2004, Bio-One has not met the cash payment obligation. On December 21, 2005, Bio-One submitted a Mutual Release letter to withdraw the Joint-Venture agreement dated July 19, 2004. This matter is described in detail in note 15 - Subsequent event.

Activities

The business scope is the purchase of traditional Chinese medicine materials; wholesale of traditional Chinese medicine, processing of traditional Chinese medicine raw material, chemical medicine materials, chemical medicines, antibiotics, drugs of diagnosis, medical treatment equipment, health care food and biscuits; research and development of technology of new medicine and biological pharmacy.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 2 - Summary of significant accounting policies

Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable, trade

The Company conducts its business operations in the People’s Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate. However, the Company records a provision for accounts receivable trade that ranges from 0.3% to 1.0%of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC. The allowance for doubtful accounts as of December 31, 2004 and 2003 amounted to $6,839 and $2,067, respectively.

Inventories

Inventories are stated at the lower of cost or market value, cost is determined using the weighted average method.

Plant and equipment

Plant and equipment are stated at the actual cost at acquisition less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciation assets to operations over their estimated service lives, principally on a straight-line basis. The estimated lives used in determining depreciation are:

Furniture	3-5 years
Office equipment	3-5 years
Motor vehicles	4-10 years

The residual value is estimated to be 5% of the actual cost.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Intangibles

Under the Statement of Accounting Standards ("SFAS") No. 142,"Goodwill and Other Intangible Assets", all goodwill and certain intangible assets determined to have indefinite lives will not be amortized but will be tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets".

Impairment of long-lived assets

Per SFAS No. 144, long-lived assets will be analyzed annually for indications of impairment. Impairment of long-lived assets is assessed by the Company whenever there is an indication that the carrying amount of the asset may not be recovered. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

Revenue recognition

The Company recognizes revenue when all four of the following criteria are met: (1) persuasive evidence has been received that an arrangement exists; (2) delivery of the products and/or services has occurred; (3) the selling price is fixed or determinable; and (4) collectibility is reasonably assured. The Company follows the provisions of SAB No. 104 which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Any amounts received prior to satisfying the Company’s revenue recognition criteria is recorded as deferred revenue.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 13% to 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Research and development costs

Research and development costs are expensed as incurred. The costs of material and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as plant and equipment and depreciated over their estimated useful lives.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi. The financial statements of the Company are translated to United Stated dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China.

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

Comprehensive income (loss)

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in Chinese Renminbi to United States dollars is reported as other comprehensive income (loss) in the statement of income and stockholders' equity.

Income taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109").

Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in the United States and no tax benefit is expected from the tax credits in the future. The Company located its operations in a special economic region in China. This economic region allows foreign enterprises a two-year income tax exemption and a 50% income tax reduction for the following three years. The Company was approved as a Chinese-foreign joint venture enterprise in 2004. The Company has income tax exemption for 2004 and 2005 and 50% income tax reduction for 2006, 2007 and 2008.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Fair value of financial instruments

The carrying amounts of the Company's financial instruments (including accounts receivable, shareholder loans and notes payable) approximate fair value due to the relatively short period to maturity of these instruments.

Concentrations and credit risks

For the year ended December 31, 2004 and 2003, 100% of the Company’s sales were to companies located in the PRC. At December 31, 2004 and 2003 all of the Company’s assets were located in the PRC.

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in China. Although the Chinese government has pursued economic reform policies in the past, there is no assurance that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China’s political, economic and social conditions. There is also no guarantee that the Chinese government’s pursuit of economic reforms will be consistent or effective.

Major suppliers

For the years ended December 31, 2004 and 2003, five suppliers accounted for approximately 74% and 33%, respectively, of the Company’s purchases.

Major customers

For the years ended December 31, 2004 and 2003, five customers accounted for approximately 37% and 25%, respectively, of the Company’s sales.

Cash

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China. Total cash in state-owned banks at December 31, 2004 and 2003 amounted to $311,828 and $164,540, respectively, of which no deposits were covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Recently issued accounting pronouncements

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. Management does not currently believe adoption will have a material impact on the Company’s financial position or results of operations.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements, continued

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and remanding costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee’s requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements, continued

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements, continued

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

Note 3 - Accounts receivable, trade

Accounts receivable, trade as of December 31, 2004 and 2003 consisted of the following:

	December 31,	December 31,
	2004	2003
Accounts receivable	$1,367,768	$413,350
Less: allowance for
doubtful accounts	6,839	2,067
Totals	$1,360,929	$411,283

Note 4 - Inventories

Inventories consisted of the following:

	December 31,	December 31,
	2004	2003
Chemical medicine	755,965	354,107
Traditional Chinese medicine	7,423	16,589
Family planning medicine	—	18,297
Totals	$763,388	$388,993

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 5 - Advances to suppliers

Prepaid expenses at December 31, 2004 and 2003 amounted to $438,265 and $810,198 respectively. They represent advances to suppliers on inventory purchases.

Note 6 - Plant and equipment

Plant and equipment is summarized as follows:

	December 31,	December 31,
	2004	2003
Furniture and fixtures	$122,464	$122,253
Office equipment	237,449	228,938
Motor vehicles	122,815	122,815
	482,728	474,006
Less: Accumulated depreciation	220,446	120,063
Plant and equipment, net	$262,282	$353,943

Depreciation expense for the years ended December 31, 2004 and 2003 amounted to $100,384 and $68,308, respectively.

Note 7 - Intangible asset

The intangible asset is a registered patent purchased from a third party in 2002. The patent is recorded at original cost at acquisition and amortized using the straight line method over 15 years when the patent expires. On an annual basis, the Company evaluates the fair value of the patent and determines if the patent has become impaired. As of December 31, 2004 there is no indication that the value of the patent has been impaired.

On January 10, 2005, the Company entered into a contract to sell the patent to an unrelated party for $619,000. The transfer of the title is expected to be completed at the end of 2005. As of September 30, 2005, the Company received $513,770 of the contract amount.

Intangible asset consisted of the following:
	December 31,	December 31,
	2004	2003
Yubei Throat Plum and Manufacturing Method	$324,520	$324,520
Less: Accumulated amortization	54,086	32,452
Intangible asset, net	$270,434	$292,068

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 8 - Related party transactions

As of December 31, 2004 and 2003, the due from or (to) related parties amounted to $2,263 and $(12,100), respectively. Those amounts were generated from making cash advances to or from the shareholders for ordinary business expenses. These amounts are unsecured, non interest bearing, and have no fixed terms of repayment.

Note 9 - Customer deposits

The Company requires their customers to deposit monies with the Company when they place an order for their products. The Company does not pay interest on these amounts. Customer deposits amounted to $694,493 and $0 as of December 31, 2004 and 2003, respectively.

Note 10 - Taxes payable

Income and other taxes payable

Income and other taxes payable consist of the following:

	December 31,	December 31,
	2004	2003
Urban maintenance and construction tax	$1,535	$921
Individual income tax	68	(31)
Enterprise income tax	—	401,938
Value added tax	61,499	13,164
Totals	$63,102	$415,992

Deferred taxes payable	$—	$107,092

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 10 - Taxes payable, continued

Credit (provision) for income taxes, continued

On October 15, 2004, the local Chinese tax authority waived the previously accrued tax as accumulated prior to September 1, 2004 in the amount of US$509,031 which was recorded as a credit during 2004 for previously accrued income taxes. The Company has elected to record the entire credit for Chinese income taxes in 2004. The credit (provision) for income taxes consisted of the following:

	Year ended	Year ended
	December 31,	December 31,
	2004	2003
Credit (Provision) for China
Income taxes	$401,939	$(403,243)
Deferred taxes	107,092
Total credit (provision) for income taxes	$509,031	$(403,243)

The following table reconciles the U.S. Statutory rates to the Company's effective tax rate:

	December 31,	December 31,
	2004	2003
U.S. Statutory Rates	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes		33.0
Totals	—%	33.0%

In 2004, The Company became a Foreign JV enterprise. This economic region allows foreign enterprises a two-year income tax exemption and a 50% income tax reduction for the following three years. The Company was approved as a Foreign JV enterprise in 2004. The Company has income tax exemption for years ending December 31, 2004 and 2005 and 50% income tax reduction for the years ending December 31, 2006, 2007 and 2008. The estimated tax savings for the year ending December 31, 2004 amounted to $802,108.

In addition, the Company is doing business in a special economic zone, in order to encourage the companies doing business in this high technology economic zone, the local Chinese tax authority granted a one-time waiver to wave the previously accrued tax accumulated prior to September 1, 2004 in the amount of $509,031 which consisted of the following:

Amount
Enterprise income tax	$401,939
Deferred tax liability	107,092
Total	$509,031

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 10 - Taxes payable, continued

Credit (provision) for income taxes, continued

The Company has treated the waiver of the income tax as a reduction of income tax expense since this was a unique situation as the local Chinese tax authority granted a one-time waiver for all accrued accumulated taxes prior to September 1, 2004. The Company believes that the presentation of this transaction in the financial statements was the most conservative approach. The Company believes that by recording the waiver of the income tax of $509,031 as an addition to gross revenues would distort the Company’s gross profit and thus be misleading as to the actual results of the Company.

Note 11 - Short-term bank loan payable

Short term loan payable represent amounts due to banks and are due on demand or normally within one year. Short term bank loan payable at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Guangzhou Commercial Bank due July 22, 2004, annual interest at 6.372%, guaranteed by Guangzhou Yin Da Guarantee Service Co., Ltd.	$—	$121,000

Note 12 - Commitments and contingencies

Operating lease

The Company leases its facilities under short-term and long-term, non-cancelable operating lease agreements expiring through August 2006. The non-cancelable operating lease agreement states that the Company pays certain operating expenses applicable to the leased premises.

Total rental expense for the years ended December 31, 2004 and 2003 amounted to $39,535, and $18,132, respectively.

As of December 31, 2004, the future minimum annual lease payments required are as follows:

Year Ending December 31,
2005	$31,627
2006	13,939
Thereafter	—

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 13 - Shareholders’ equity

Statutory reserves and restricted retained earnings

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined in accordance with the PRC GAAP.

The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

According to the Company’s articles, the Company should appropriate 10% of the net profit as statutory surplus reserve and 6% as statutory public welfare. During the year of 2004, the Company appropriated to the required statutory surplus in the amount of $210,475, and to the statutory public welfare in the amount of $126,286, respectively.

Shareholders resolved on December 23, 2004 and 2005 to distribute profits of the Company amounting to $0 and $2,557,832 for the year ended December 31, 2003 and 2004, respectively. The distributions consist of the following:

2004
Cash distribution	$2,321,882
Dividend in-kind (inventories)	235,950
Total distribution	$2,557,832

The Company had distributed inventory to the shareholders as part of the distribution and in accordance with APB no. 29 “Accounting for nonmonetary transactions”, the Company has recorded the inventory at its fair market value and has recognized a gain of $14,339 in the accompanying income statement.

Note 14 - Retirement benefit plans

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. The contribution is based on a percentage required by the local government and the employees’ current compensation. The Company contributed $27,978 and $8,786 during the year 2004 and 2003 respectively.

See report of independent registered public accounting firm

GUANGZHOU KONZERN MEDICINE CO., LTD
At December 31, 2004 and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Note 15 - Subsequent event

On December 21, 2005, Bio-One Corporation submitted a letter to the Company to have a mutual release from the Joint-Venture agreement dated July 19, 2004 between the Company and Bio-One Corporation. This letter confirmed that Bio-One has no rights or obligations under either of the agreement and Bio-One has released and discharged the Company of any liability under the joint venture agreement In consideration of this release by Bio-one, the Company also released and discharged Bio-One accordingly.

Note 16 - Subsequent event - capital stock exchange

On February 8, 2006, Lounsberry Holdings III, Inc., a Delaware corporation ("Lounsberry"), entered into a Stock Exchange Agreement ("Exchange Agreement") with Guangzhou Konzern Medicine Co. Ltd. ("Konzern") and all of the stockholders of all the issued and outstanding capital of Konzern ("Konzern Stockholders"). Under the Exchange Agreement, Lounsberry, at Closing, acquired all of the capital of Konzern from the Konzern Stockholders in exchange for 6,350,000 shares of Lounsberry’s common stock.

Contemporaneously with the exchange with the Konzern Stockholders, Lounsberry sold to an investor group 3,120,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), a newly-created series of preferred stock, which are convertible into 3,120,000 shares of common stock, and warrants to purchase an additional 3,694,738 shares of common stock at $1.75 per share and 3,694,738 shares of common stock at $2.50 per share. Lounsberry also purchased, for $200,000, 928,000 shares of common stock from its then principal stockholder who is not affiliated with the Konzern Stockholders or any member of the investor group. The gross proceeds from the sale of the preferred stock and warrants was $3.9 million, from which Lounsberry received net proceeds of approximately $3.4 million. The conversion rate of the Series A Preferred Stock and the exercise price of the warrants are subject to adjustment in certain events, including the failure to achieve specified levels of adjusted earnings before interest, taxes, depreciation and amortization or fully diluted pre-tax income per share, computed as set forth in the applicable agreements.

Lounsberry’s authorized capital stock consists of 10,000,000 shares of preferred stock, par value $.0001 per share, of which 3,120,000 of Series A Preferred Stock, are issued or outstanding, and 90,000,000 shares of Common Stock, of which 7,380,000 shares are issued and outstanding. The Konzern Stockholders own approximately 86.4% of the issued and outstanding shares of Lounsberry's common stock.

See report of independent registered public accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUNBERRY HOLDINGS III, INC.
(Registrant)

Date: February 14, 2006	/s/ Meiyi Xia
Meiyi Xia, President